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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-224071

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Senior Floating Rate Notes due 2020	$750,000,000	100.000%	$750,000,000	$93,375.00

3.700% Senior Notes due 2023	$1,000,000,000	99.814%	$998,140,000	$124,268.43

4.000% Senior Notes due 2025	$1,000,000,000	99.899%	$998,990,000	$124,374.26

4.200% Senior Notes due 2028	$1,250,000,000	99.736%	$1,246,700,000	$155,214.15

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on April 2, 2018 (File No. 333-224071) was deferred pursuant to rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 2, 2018)

$4,000,000,000

DOLLAR TREE, INC.

$750,000,000 Senior Floating Rate Notes due 2020

$1,000,000,000 3.700% Senior Notes due 2023

$1,000,000,000 4.000% Senior Notes due 2025

$1,250,000,000 4.200% Senior Notes due 2028

           We are offering $750,000,000 aggregate principal amount of our Senior Floating Rate Notes due 2020 (the "Floating Rate Notes"), $1,000,000,000 aggregate principal amount of our 3.700% Senior Notes due 2023 (the "2023 Notes"), $1,000,000,000 aggregate principal amount of our 4.000% Senior Notes due 2025 (the "2025 Notes") and $1,250,000,000 aggregate principal amount of our 4.200% Senior Notes due 2028 (the "2028 Notes" and together with the 2023 Notes and the 2025 Notes, the "Fixed Rate Notes"; and the Fixed Rate Notes together with the Floating Rate Notes, the "notes"). Each of the Floating Rate Notes, the 2023 Notes, the 2025 Notes and the 2028 Notes is referred to as a "series" of notes.

           The Floating Rate Notes will mature on April 17, 2020 and will bear interest at a floating rate, reset quarterly, equal to LIBOR (as defined herein) plus 70 basis points. We will pay interest on the Floating Rate Notes quarterly, in arrears, on January 17, April 17, July 17 and October 17 of each year beginning on July 17, 2018. The 2023 Notes will mature on May 15, 2023 and will bear interest at a fixed rate of 3.700% per annum. The 2025 Notes will mature on May 15, 2025 and will bear interest at a fixed rate of 4.000% per annum. The 2028 Notes will mature on May 15, 2028 and will bear interest at a fixed rate of 4.200% per annum. We will pay interest on each series of Fixed Rate Notes semi-annually, in arrears, on May 15 and November 15 of each year beginning on November 15, 2018.

           We may redeem some or all of the Floating Rate Notes at any time beginning on the first business day after the date that is one year following the date of issuance of the Floating Rate Notes pursuant to this offering at a price equal to 100% of principal amount of Floating Rate Notes being redeemed plus accrued but unpaid interest to, but excluding, the redemption date. Prior to the Applicable Par Call Date (as defined herein), we may redeem the Fixed Rate Notes of any series, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount thereof, plus a "make-whole" premium described in this prospectus supplement, and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, on or after the Applicable Par Call Date, we may redeem the Fixed Rate Notes of any series, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount thereof. In addition, if a Change of Control Triggering Event (as defined herein) occurs, we may be required to repurchase the notes on the terms described in this prospectus supplement.

           The notes will be Dollar Tree, Inc.'s unsecured, unsubordinated obligations and will rank equally in right of payment with all of its existing and future unsubordinated debt and other obligations and senior in right of payment to any of its existing and future subordinated debt and other obligations.

           The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange.

           Investing in the notes involves a high degree of risk. Before buying any notes, you should read the discussion of risks of investing in our notes in "Risk Factors" beginning on page S-8 of this prospectus supplement and page 3 of the accompanying prospectus, as well as beginning on page 12 of our most recent Annual Report on Form 10-K incorporated by reference herein.

           Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds (before expenses)

Per Floating Rate Note	100.000%	0.250%	99.750%

Floating Rate Notes Total	$750,000,000	$1,875,000	$748,125,000

Per 2023 Note	99.814%	0.600%	99.214%

2023 Notes Total	$998,140,000	$6,000,000	$992,140,000

Per 2025 Note	99.899%	0.625%	99.274%

2025 Notes Total	$998,990,000	$6,250,000	$992,740,000

Per 2028 Note	99.736%	0.650%	99.086%

2028 Notes Total	$1,246,700,000	$8,125,000	$1,238,575,000

Total	$3,993,830,000	$22,250,000	$3,971,580,000

(1)
The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from April 19, 2018 and must be paid by the purchasers if the notes are delivered after April 19, 2018.

           The underwriters expect to deliver the notes to investors in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme, and its indirect participants, against payment in New York, New York on or about April 19, 2018.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities
RBC Capital Markets	Fifth Third Securities	US Bancorp

Senior Co-Managers

PNC Capital Markets LLC	SunTrust Robinson Humphrey

Co-Managers

Citizens Capital Markets	HSBC	Regions Securities LLC	TD Securities

The date of this Prospectus Supplement is April 5, 2018.

Prospectus Supplement

Prospectus

        We have provided only the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Neither we nor any underwriter has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Neither the delivery of this prospectus supplement nor sale of the notes means that information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference therein is correct after their respective dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy the notes in any circumstances under which the offer or solicitation is unlawful.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        Unless the context requires otherwise or as otherwise noted, in this prospectus supplement the terms "Dollar Tree," the "Company," "we," "us" and "our" refer to Dollar Tree, Inc. and its consolidated subsidiaries and the terms "Issuer" and "Dollar Tree, Inc." refer only to Dollar Tree, Inc. and not any of its subsidiaries.

        This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Available Information" below.

        We have provided only the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. Neither the Company nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the notes in any state in which the offer is prohibited. You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

        This Preliminary Prospectus Supplement contains trademarks, service marks, trade names and copyrights, which are the property of their respective owners. Solely for convenience, copyrights, trademarks, service marks and trade names referred to in this offering memorandum may appear without the ©, ® or TM or SM symbols. All of our rights or the right of the applicable owners to these copyrights, trademarks, service marks and trade names are reserved.

S-ii

 FORWARD-LOOKING STATEMENTS

        This document contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments and results and are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as "believe," "anticipate," "expect," "intend," "plan," "view," "target" or "estimate," "may," "will," "should," "predict," "possible," "potential," "continue," "strategy," and similar expressions. For example, our forward-looking statements include, without limitation, statements regarding:

  •
  the benefits, results and effects of the Family Dollar acquisition (the "Acquisition") and integration and the combined Company's plans, objectives, expectations (financial or otherwise), including synergies, the cost to achieve synergies and the effect on earnings per share;

  •
  the ability to retain key personnel at Family Dollar and Dollar Tree;

  •
  our anticipated sales, including comparable store net sales, net sales growth and earnings growth;

  •
  the potential effect of future law changes, including taxes and tariffs, the Fair Labor Standards Act as it relates to the qualification of our managers for exempt status, minimum wage and health care law;

  •
  the outcome and costs of pending or potential litigation or governmental investigations;

  •
  our growth plans, including our plans to add, rebanner, expand or relocate stores, our anticipated square footage increase, and our ability to renew leases at existing store locations;

  •
  the average size of our stores to be added in 2018 and beyond;

  •
  the effect on our merchandise mix of consumables and the increase in the number of our stores with freezers and coolers on Dollar Tree's gross profit margin and sales;

  •
  the effect of the Family Dollar renovation initiative and other initiatives on Family Dollar's sales;

  •
  the net sales per square foot, net sales and operating income of our stores;

  •
  the potential effect of inflation or deflation and other general business or economic conditions on our costs and profitability, including the potential effect of future changes in prevailing wage rates and overtime regulations and our plans to address these changes, shipping rates, domestic and import freight costs, fuel costs and wage and benefit costs, consumer spending levels, population, employment and job growth and/or losses in our markets;

  •
  our gross profit margin, earnings, inventory levels and ability to leverage selling, general and administrative and other fixed costs;

  •
  the effect of recent changes in tax laws;

  •
  our seasonal sales patterns including those relating to the length of the holiday selling seasons;

  •
  the capabilities of our inventory supply chain technology and other systems;

  •
  the reliability of, and cost associated with, our sources of supply, particularly imported goods such as those sourced from China;

  •
  the capacity, performance and cost of our distribution centers;

  •
  our cash needs, including our ability to fund our future capital expenditures and working capital requirements and our ability to service our debt obligations;

S-iii

  •
  our expectations regarding competition and growth in our retail sector; and

  •
  management's estimates associated with our critical accounting policies, including inventory valuation, accrued expenses, valuations for impairment analyses and income taxes.

        We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. We do not undertake to publicly update or revise any forward-looking statements after the date of this prospectus supplement, whether as a result of new information, future events, or otherwise.

        Investors should also be aware that while we do, from time to time, communicate with securities analysts and others, it is against our policy to disclose to them any material, nonpublic information or other confidential commercial information. Accordingly, investors should not assume that we agree with any statement or report issued by any securities analyst regardless of the content of the statement or report. Furthermore, we have a policy against confirming projections, forecasts or opinions issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not our responsibility.

        Information regarding other important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended February 3, 2018, which is incorporated in this prospectus supplement by reference (and in any of our filings with the SEC that are so incorporated). See "Available Information" below for information about how to obtain a copy of these filings.

S-iv

 AVAILABLE INFORMATION

        The Company is required to file annual, quarterly and current reports and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company's filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov.

        We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus supplement. This prospectus supplement is part of a registration statement and does not contain all of the information in the registration statement. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus supplement. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus supplement is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference into this prospectus supplement.

        The Company incorporates by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC's rules):

  •
  Annual Report on Form 10-K for the fiscal year ended February 3, 2018 (as amended by the Form 10-K/A filed with the SEC on March 26, 2018);

  •
  Current Reports on Form 8-K filed with the SEC on March 7, 2018 (except, in any case, the portions and exhibits furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise) and March 16, 2018;

  •
  the information in the Definitive Proxy Statement for our 2017 Annual Meeting of Shareholders filed with the SEC on May 5, 2017 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 28, 2017; and

  •
  all documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on or after the date of this prospectus supplement and before the termination of the offering of securities under this prospectus supplement.

        The Company will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request copies of these documents by visiting our website at http://www.dollartree.com or by phone at (757) 321-5000. The information on our website is not incorporated by reference into this prospectus supplement.

        Statements contained in this prospectus supplement or in any document incorporated by reference herein as to the contents of any contract or other document referred to in this prospectus supplement or in any document incorporated by reference therein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

S-v

        In reviewing any agreements incorporated herein by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about the Company. The agreements may contain representations and warranties by the Company or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

S-vi

SUMMARY

        This summary highlights information contained elsewhere, or incorporated by reference, into this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" section and the documents incorporated by reference, which are described under "Available Information."

 The Company

        We are a leading operator of discount variety stores. We believe the convenience and value we offer are key factors in growing our base of loyal customers. At February 3, 2018, we operated 14,835 discount variety retail stores. Our stores operate under the names of Dollar Tree, Family Dollar and Dollar Tree Canada.

        On July 6, 2015, we completed our purchase of Family Dollar Stores, Inc. and its more than 8,200 stores. This transformational transaction created the largest discount retailer (by store count) in North America. The Dollar Tree and Family Dollar banners have complementary business models. Everything is $1.00 at Dollar Tree while Family Dollar is a neighborhood variety store offering merchandise largely for $10.00 or less. Also, on October 13, 2015, we announced our plans to convert all Deals and Dollar Tree Deals stores to one of our two primary banners, Dollar Tree or Family Dollar. On November 1, 2015, we completed the transaction pursuant to which we divested 330 Family Dollar stores, 325 of which were open at the time of the divestiture, to Dollar Express LLC ("Dollar Express"), a portfolio company of Sycamore Partners, in order to satisfy a condition as required by the Federal Trade Commission in connection with our purchase of Family Dollar.

        We operate in two reporting business segments: Dollar Tree and Family Dollar.

        Our Dollar Tree segment is the leading operator of discount variety stores offering merchandise at the fixed price point of $1.00. The Dollar Tree segment includes 6,650 stores operating under the Dollar Tree and Dollar Tree Canada brands, 11 distribution centers in the United States and two in Canada and a Store Support Center in Chesapeake, Virginia. Our stores predominantly range from 8,000 - 10,000 selling square feet. In our Dollar Tree stores in the United States, we sell all items for $1.00 or less and in our Dollar Tree Canada stores, we sell all items for $1.25(CAD) or less. Our revenue and assets in Canada are not material.

        We strive to exceed our customers' expectations of the variety and quality of products that they can purchase for $1.00 by offering items that we believe typically sell for higher prices elsewhere. We buy approximately 58% to 60% of our merchandise domestically and import the remaining 40% to 42%. Our domestic purchases include basic, seasonal, home, closeouts and promotional merchandise. We believe our mix of imported and domestic merchandise affords our buyers flexibility that allows them to consistently exceed our customers' expectations. In addition, direct relationships with manufacturers permit us to select from a broad range of products and customize packaging, product sizes and package quantities that meet our customers' needs.

        Our Family Dollar segment operates general merchandise discount retail stores providing customers with a selection of competitively-priced merchandise in convenient neighborhood stores. The Family Dollar segment consists of our store operations under the Family Dollar brand, 11 distribution centers and a Store Support Center in Matthews, North Carolina. Our stores predominantly range from 6,000 - 8,000 selling square feet. In our 8,185 Family Dollar stores, we sell merchandise at prices that generally range from $1.00 to $10.00.

        Our Family Dollar stores provide customers with a quality, high-value assortment of basic necessities and seasonal merchandise. We offer competitively-priced national brands from leading manufacturers alongside name brand equivalent-value, lower-priced private labels. We purchase merchandise from a wide variety of suppliers and generally have not experienced difficulty in obtaining adequate quantities of merchandise. In fiscal 2017, we purchased approximately 16% of our merchandise through our relationship with McLane Company, Inc., which distributes consumable merchandise from multiple manufacturers. In addition, approximately 18% of our merchandise is imported directly.

        Our principal executive offices are located at 500 Volvo Parkway, Chesapeake, Virginia 23320, our telephone number is (757) 321-5000, and our website is www.dollartree.com. Information on our website is not a part of, and we are not incorporating the contents of our website into, this prospectus.

Recent Developments

        For a description of the New Senior Credit Facilities (as defined herein) that we expect to enter into concurrently with the consummation of this offering, as well as the indebtedness to be repaid, redeemed or called for redemption in connection with the consummation of this offering, see "Description of Certain Other Indebtedness."

        The U.S. government has recently proposed, among other actions, imposing new or higher tariffs on specified products imported from China to penalize China for what it characterizes as unfair trade practices and China has responded by proposing new or higher tariffs on specified products imported from the United States. On April 3, 2018, the Office of the United States Trade Representative published a notice of determination and request for public comment under Section 301 under the Trade Act of 1974 (the "Notice") concerning the proposed imposition of an additional 25% tariff on specified products from China, which products comprise approximately $50 billion in annual trade value for calendar year 2018. Based on our analysis of the list of products set forth in the Notice, we estimate that the proposed tariffs will not have a material impact on the cost of merchandise that we import from China. However, the proposed tariffs and list of products set forth in the Notice are subject to change, including through a notice and comment period. In addition, future actions or escalations by either the United States or China that affect trade relations may have a more direct and material impact on our business and we cannot provide any assurances as to whether such actions will occur or the form that they may take. For more information on the risk to our business associated with these types of actions, see "Risk Factors—Risks associated with our domestic and foreign suppliers, including, among others, increased taxes, duties, tariffs or other restrictions on trade, could adversely affect our financial performance" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 3, 2018, which is incorporated in this prospectus supplement by reference.

The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement contains more detailed descriptions of the terms and conditions of the notes.

Issuer:	Dollar Tree, Inc.
Notes:	$750,000,000 aggregate principal amount of the Floating Rate Notes.
$1,000,000,000 aggregate principal amount of the 2023 Notes.
$1,000,000,000 aggregate principal amount of the 2025 Notes.
$1,250,000,000 aggregate principal amount of the 2028 Notes.
Maturity date:	The Floating Rate Notes will mature on April 17, 2020.
The 2023 Notes will mature on May 15, 2023.
The 2025 Notes will mature on May 15, 2025.
The 2028 Notes will mature on May 15, 2028.
Interest rate:	The Floating Rate Notes will bear interest at a floating rate, reset quarterly, equal to LIBOR (as defined herein) plus 70 basis points.
The 2023 Notes will bear interest at the rate of 3.700% per year.
The 2025 Notes will bear interest at the rate of 4.000% per year.
The 2028 Notes will bear interest at the rate of 4.200% per year.
Interest payment dates:	Floating Rate Notes: January 17, April 17, July 17 and October 17 of each year, beginning on July 17, 2018.
Fixed Rate Notes: May 15 and November 15 of each year, beginning on November 15, 2018.
Ranking:	The notes will be unsecured, unsubordinated obligations of the Issuer and will:
• rank senior in right of payment to the Issuer's existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•

rank equal in right of payment to all of the Issuer's existing and future unsubordinated debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes;

• be effectively subordinated to all of the Issuer's existing and future secured debt, to the extent of the value of the assets securing such debt; and
• be structurally subordinated to all existing and future debt and other obligations of the Issuer's subsidiaries.

As of February 3, 2018, after giving effect to this offering and the use of proceeds therefrom, we would have had approximately $5,082 million of indebtedness. As of February 3, 2018, our subsidiaries had outstanding debt (excluding debt owed to us or our other subsidiaries) of $300 million in aggregate principal amount under the 2021 Family Dollar Notes (as defined below), which would rank structurally senior to the notes.
The indenture places no limitation on the amount of additional indebtedness that may be incurred by the Issuer or its subsidiaries.
Certain covenants:	The Issuer will issue the notes under an indenture with U.S. Bank National Association, as trustee. The indenture will, among other things, limit the ability of the Issuer and its subsidiaries to create certain liens, and the ability of the Issuer to consolidate, merge or sell all or substantially all of its assets.
These covenants are subject to important exceptions and qualifications. See "Description of the Notes" below.
Optional redemption:	The Floating Rate Notes will be redeemable in whole or in part at any time beginning on April 22, 2019 (the first business day after the date that is one year following the date of issuance of the Floating Rate Notes pursuant to this offering) at a price equal to 100% of principal amount of Floating Rate Notes being redeemed plus accrued but unpaid interest to, but excluding, the redemption date.
Prior to the Applicable Par Call Date (as defined herein), we may redeem the Fixed Rate Notes of any series, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount thereof, plus a "make-whole" premium described in this prospectus supplement, and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, on or after the Applicable Par Call Date, we may redeem the Fixed Rate Notes of any series, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount thereof.
See "Description of the Notes—Optional Redemption."
Change of Control Triggering Event:	Upon the occurrence of both a Change of Control and a Below Investment Grade Rating Event (each as defined herein) with respect to a series of notes, we will make an offer to each holder to repurchase the notes at a repurchase price equal to 101% of the aggregate principal amount of such notes plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase.
No prior market:	The notes will be new securities for which there is currently no market. Although certain of the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Use of proceeds:	We expect to receive net proceeds from this offering, after giving effect to underwriting discounts and commissions and estimated offering expenses, of $3,962.6 million. We expect to use the net proceeds from this offering, together with cash on hand and the proceeds of borrowings under the New Senior Credit Facilities (as defined herein), to redeem our Existing 2023 Senior Notes (as defined herein) and to repay our existing senior secured credit facilities. See "Use of Proceeds."
Underwriting (Conflicts of Interest)	Certain of the underwriters or their respective affiliates are lenders under our Existing Senior Secured Credit Facilities and hold our Existing 2023 Senior Notes and, as such, will receive a portion of the net proceeds from this offering pursuant to the repayment of such indebtedness. Certain of these underwriters or their respective affiliates will receive at least five percent of the net proceeds of this offering and therefore have a "conflict of interest" in this offering within the meaning of FINRA Rule 5121. Consequently, this offering is being conducted in compliance with FINRA Rule 5121. See "Underwriting (Conflicts of Interest)."
Governing law:	New York
Trustee, registrar and paying agent:	U.S. Bank, National Association.
Denomination:	The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Form:	The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company, referred to as "DTC." Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC.
Delivery and clearance:	We will deposit the global securities representing the notes with DTC in New York. You may hold an interest in the notes through DTC, Clearstream, Luxembourg or Euroclear Bank, as operator of the Euroclear System, directly as a participant of any such system or indirectly through organizations that are participants in such systems.
Risk factors:	Investing in the notes involves a high degree of risk. You should carefully consider the risk factors set forth in the section entitled "Risk Factors" and the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, prior to making an investment in the notes. See "Risk Factors."

 Summary Historical Financial and Other Data

        The following table sets forth certain of our summary historical financial and operating data. We derived our summary historical financial data from our audited consolidated financial statements for each of the years in the three-year period ended February 3, 2018. The information below should be read in conjunction with "Use of Proceeds," "Capitalization," and the information incorporated by reference into this prospectus supplement, including our "Management's Discussion and Analysis of Financial Condition and Results of Operations," our audited financial statements and related notes. For more information, see the description under the heading "Available Information."

        Amounts in the following tables are in millions.

	Year ended
	February 3, 2018	January 28, 2017	January 30, 2016
Income statement data:
Net sales	$22,245.5	$20,719.2	$15,498.4
Gross profit	7,021.9	6,394.7	4,656.7
Selling, general and administrative expenses	5,022.8	4,689.9	3,607.0
Operating income	1,999.1	1,704.8	1,049.7
Net income	1,714.3	896.2	282.4

	As of
	February 3, 2018	January 28, 2017	January 30, 2016
Balance sheet data:
Cash and cash equivalents and short-term investments	$1,097.8	$870.4	$740.1
Working capital	1,717.2	1,832.1	1,840.5
Total assets	16,332.8	15,701.6	15,901.2
Total debt, including capital lease obligations	5,732.7	6,391.8	7,465.5
Shareholders' equity	7,182.3	5,389.5	4,406.9

        The following table sets forth additional financial data that management believes is useful to investors in evaluating the Company's operating performance and ability to generate cash flows from its reported operating results by excluding certain expenses that may not be indicative of the Company's core operating performance. The financial data presented in the table are "non-GAAP financial measures" that differ from the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (which we refer to as "GAAP"). These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. See below for a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and EBITDAR (non-GAAP). The following table presents information for the year ended January 30, 2016 on a pro forma basis giving effect to the Acquisition and the related borrowings used to finance the Acquisition as if such events had occurred on February 1, 2015.

	Year ended
	February 3, 2018	January 28, 2017	January 30, 2016
Other financial data:
EBITDA(1)	$2,617.0	$2,342.4	$2,021.0
EBITDAR(1)	3,965.7	3,625.3	3,245.7

(1)
The following table reconciles net income to EBITDA and EBITDAR for the periods presented.

	Year ended
	February 3, 2018	January 28, 2017	January 30, 2016
Net income	$1,714.3	$896.2	$565.7
Income taxes	(10.3)	433.2	384.9
Interest expense, net	301.8	375.5	395.2
Depreciation and amortization	611.2	637.5	675.2

EBITDA	2,617.0	2,342.4	2,021.0
Rent expense	1,348.7	1,282.9	1,224.7

EBITDAR	3,965.7	3,625.3	3,245.7

RISK FACTORS

        Investing in the notes involves risks. You should carefully consider the risks described in Item 1A starting on page 12 of our Annual Report on Form 10-K for the fiscal year ended February 3, 2018 incorporated by reference herein, or any other documents incorporated by reference into this prospectus supplement, before making an investment decision. The risks and uncertainties described in this prospectus supplement and incorporated by reference into this prospectus supplement are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially affected. In such a case, the value of the notes could decline or we may not be able to make payments of principal and interest on the notes, and you may lose all or part of your original investment.

Risks Relating to our Indebtedness

Our substantial indebtedness could adversely affect our financial condition, limit our ability to obtain additional financing, restrict our operations and make us more vulnerable to economic downturns and competitive pressures.

        In connection with the acquisition of Family Dollar, we substantially increased our indebtedness. Our substantial level of indebtedness could adversely affect our ability to fulfill our obligations and have a negative impact on our financing options and liquidity position. As of February 3, 2018, after giving effect to this offering and the proceeds therefrom, our total indebtedness is $5,082 million. In addition, we may in the future incur substantial additional indebtedness. We expect that upon the closing of this offering, we will have no borrowings under the revolving credit facility that is part of our New Senior Credit Facilities (as defined herein) and approximately $132.0 million in letters of credit outstanding pursuant to separate agreements.

        Our high level of debt could have significant consequences, including the following:

  •
  limiting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes;

  •
  requiring a substantial portion of our cash flows to be dedicated to debt service payments, instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  limiting our ability to refinance our indebtedness on terms acceptable to us or at all;

  •
  imposing restrictive covenants on our operations;

  •
  placing us at a competitive disadvantage to competitors carrying less debt; and

  •
  making us more vulnerable to economic downturns and limiting our ability to withstand competitive pressures.

        In addition, our credit ratings impact the cost and availability of future borrowings and, accordingly, our cost of capital. Our ratings reflect the opinions of the ratings agencies of our financial strength, operating performance and ability to meet our debt obligations. There can be no assurance that we will achieve a particular rating or maintain a particular rating in the future.

The terms of the agreements governing our indebtedness may restrict our current and future operations, particularly our ability to respond to changes or to pursue our business strategies, and could adversely affect our capital resources, financial condition and liquidity.

        The agreements that govern our indebtedness that are expected to remain outstanding after giving effect to this offering contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests, including, among other things, restrictions on our ability to:

  •
  incur liens;

  •
  make changes in lines of business, subject to certain exceptions;

  •
  enter into sale and lease-back transactions;

  •
  consolidate or merge with or into, or sell all or substantially all of our assets to, another person; and

  •
  enter into transactions with affiliates.

        In addition, we expect that our New Senior Credit Facilities will require us to comply with certain financial maintenance covenants. Our ability to satisfy these financial maintenance covenants can be affected by events beyond our control, and we cannot assure you that we will meet them.

        A breach of the covenants under these agreements could result in an event of default under the applicable indebtedness, which, if not cured or waived, could result in us having to repay our borrowings before their due dates. Such default may allow the debt holders to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. If we are forced to refinance these borrowings on less favorable terms or if we were to experience difficulty in refinancing the debt prior to maturity, our results of operations or financial condition could be materially affected. In addition, an event of default under our New Senior Credit Facilities may permit the lenders to terminate all commitments to extend further credit. In the event our lenders or holders of notes accelerate the repayment of such borrowings, we cannot assure you that we will have sufficient assets to repay such indebtedness.

        As a result of these restrictions, we may be:

  •
  limited in how we conduct our business;

  •
  unable to raise additional debt financing to operate during general economic or business downturns; or

  •
  unable to compete effectively, take advantage of new business opportunities or grow in accordance with our plans.

Our variable-rate indebtedness subjects us to interest rate risk, which could cause our annual debt service obligations to increase significantly.

        Certain of our indebtedness (including the Floating Rate Notes and, we expect, borrowings under the New Senior Credit Facilities) is subject to variable rates that expose us to interest rate risk. Interest rates, while historically low, have recently begun to increase. When interest rates increase, our debt service obligations on the variable rate indebtedness increase even though the amount borrowed remains the same, and our net income decreases. An increase (decrease) of 1.0% on the interest rate would result in an increase (decrease) of $15.3 million in annual interest expense. Although we may enter into interest rate swaps, involving the exchange of floating-for fixed-rate interest payments, to reduce interest rate volatility, we cannot assure you we will choose to or be able to do so.

Risks Relating to the Notes

We may not have sufficient funds to fulfill our obligations under the notes.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes. We may also be unable to refinance the notes due to our significant level of indebtedness or other factors.

The indenture does not restrict the amount of additional debt that we may incur.

        The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us or our subsidiaries. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, and a risk that the credit ratings assigned to the notes are lowered or withdrawn. In addition, we may from time to time without notice to, or the consent of, the holders of any series of notes, create and issue additional notes of such series, which notes will be equal in rank to the notes of that series so that the new notes may be consolidated and form a single series with the existing notes of such series.

The notes will not be guaranteed by any of our subsidiaries and will be effectively subordinated to any existing and future liabilities of our subsidiaries.

        The notes are obligations exclusively of the issuer, Dollar Tree, Inc., which is a holding company and conducts operations through its subsidiaries. Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Because none of our subsidiaries are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose and claims of holders of the notes will be structurally subordinate to the claims of creditors of our subsidiaries, including trade creditors. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable the issuer to make payments in respect of the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. The indenture under which the notes will be issued will not limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us.

The notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the property securing that indebtedness.

        The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured indebtedness of the issuer with respect to the assets that secure that indebtedness to the extent of the value of such assets. The indenture under which the notes offered hereby will be issued will permit us to incur a significant amount of secured debt. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

        Upon the occurrence of a "Change of Control Triggering Event," as defined in the indenture under which the notes will be issued with respect to a series of notes, we must offer to repurchase such notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest, if any, to the repurchase date. If a Change of Control Triggering Event occurs, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to purchase the notes. Our failure to purchase, the notes would be a default under the indenture under which the notes will be issued and could have material adverse consequences for us and the holders of the notes.

Redemption may adversely affect your return on the notes.

        We are permitted to redeem the notes as described in this prospectus supplement and may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

The indenture under which the notes will be issued will not limit our ability to incur future indebtedness, pay dividends, repurchase securities, engage in transactions with affiliates or engage in other activities that could adversely affect our ability to pay our obligations on the notes.

        The indenture under which the notes offered hereby will be issued will not contain any financial maintenance covenants and will contain only limited restrictive covenants. The indenture will not limit our or our subsidiaries' ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. We, therefore, may pay dividends and incur additional debt, including secured indebtedness in certain circumstances or indebtedness by, or other obligations of, our subsidiaries to which the notes would be structurally subordinated. Our ability to incur additional indebtedness and use our funds for numerous purposes may limit the funds available to pay our obligations under the notes.

Your ability to transfer or sell the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        The notes are a new issue of securities for which there is no established trading market. We do not intend to list the notes on any national securities exchange or include the notes on any automated dealer quotation system. Certain of the underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you (i) that an active market for the notes will develop or, if developed, that it will continue, (ii) as to the liquidity of any market that does develop or (iii) as to your ability to transfer or sell any notes you may own or the price at which you may be able to sell your notes, which may be influenced by many factors, including fluctuations in interest rates, which could have an adverse effect on the market price of the notes.

Credit ratings may not reflect all risks of your investments in the notes.

        The credit ratings assigned to the notes are limited in scope, and do not address all the material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies if, in such rating agency's judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

The amount of interest payable on the Floating Rate Notes is set only once per Floating Rate Note Interest Period based on the three-month U.S. dollar LIBOR on the applicable LIBOR Determination Date, which rate may fluctuate substantially.

        In the past, the level of the three-month U.S. dollar LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month U.S. dollar LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in the three-month U.S. dollar LIBOR is not an indication that the three-month U.S. dollar LIBOR is more or less likely to increase or decrease at any time, and you should not take the historical levels of the three-month U.S. dollar LIBOR as an indication of its future performance. You should further note that although the actual three-month U.S. dollar LIBOR on an interest payment date or at other times during a Floating Rate Note Interest Period (as defined herein) may be higher than the three-month U.S. dollar LIBOR on the applicable LIBOR Determination Date (as defined herein), you will not benefit from the three-month U.S. dollar LIBOR at any time other than on the LIBOR Determination Date for such period. As a result, changes in the three-month U.S. dollar LIBOR may not result in a comparable change in the market value of the Floating Rate Notes.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of the Floating Rate Notes.

        Various interest rates and other indices that are deemed to be "benchmarks," including the London Inter-Bank Offered Rate ("LIBOR"), are the subject of recent national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective, including the EU Benchmark Regulation (Regulation (EU) 2016/1011) (the "Benchmarks Regulation"), which compliance date was January 1, 2018, while others are still to be implemented.

        These reforms and other pressures may cause LIBOR to disappear entirely, to perform differently than in the past (as a result of a change in methodology or otherwise), create disincentives for market participants to continue to administer or contribute to LIBOR or have other consequences that cannot be predicted. On July 27, 2017, the Chief Executive of the UK Financial Conduct Authority (the "FCA"), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021.

        It is not possible to predict the further effect of any changes in the methods by which LIBOR rates are determined, nor is it possible to predict the effect of any other reforms or proposals affecting LIBOR that may be enacted in the future, and may adversely affect the trading market for securities that bear interest at rates based on LIBOR, including the Floating Rate Notes. In addition, any future changes in the method pursuant to which LIBOR is determined or the transition to a successor benchmark may result in, among other things: (i) a sudden or prolonged increase or decrease in LIBOR or any successor benchmark rates; (ii) a delay in the publication of LIBOR or any such benchmark rates; (iii) a change in the rules or methodologies in LIBOR or any successor benchmarks that discourage market participants from continuing to administer or participate in LIBOR or any successor benchmarks; and (iv) LIBOR or any successor benchmark rate no longer being determined and published. Accordingly, in respect of the Floating Rate Notes, such proposals for reform and changes in applicable regulation could have a material adverse effect on the value of and return on the Floating Rate Notes (including potential rates of interest thereon).

        Based on the foregoing, investors should be aware that:

          (a)   any of the reforms or pressures described above or any other changes to LIBOR could affect the level of the published rate, including to cause it to be lower and/or more volatile than it would otherwise be; and

          (b)   if LIBOR is discontinued prior to the maturity of the Floating Rate Notes, then the rate of interest on the Floating Rate Notes will be determined by the fall-back provisions provided for under the caption "Description of the Notes—Maturity, Interest, Form and Denomination—Floating Rate Notes" below. Such provisions may not operate as intended depending on market circumstances and the availability of rates information at the relevant time. This may result, to the extent that other fall-back provisions under such caption herein are not applicable, in the effective application of a fixed rate based on the LIBOR rate that applied in the last period for which the LIBOR rate was available.

        More generally, any significant change to the setting or existence of LIBOR could have a material adverse effect on the value or liquidity of, and the amount payable under, the Floating Rate Notes. No assurance may be provided that relevant changes will not be made to LIBOR and/or that LIBOR will continue to exist. Investors should consider these matters when making their investment decision with respect to the Floating Rate Notes.

USE OF PROCEEDS

        We expect to receive net proceeds from this offering, after giving effect to underwriting discounts and commissions and estimated offering expenses, of $3,962.6 million. We expect to use the net proceeds from the offering, together with cash on hand and the proceeds of borrowings under the New Senior Credit Facilities (as defined herein), to redeem all of our 5.750% Senior Notes due March 1, 2023 and to repay all of our Term Loan A-1 loans, which mature July 6, 2020 and currently bear interest at LIBOR plus 1.50% per annum, and all of our Term Loan B-2 Loans, which mature July 6, 2022 and currently bear interest at 4.25% per annum.

        Certain of the underwriters or their respective affiliates are lenders under our Existing Senior Secured Credit Facilities and hold our Existing 2023 Senior Notes and, as such, will receive a portion of the net proceeds from this offering pursuant to the repayment of such indebtedness. Certain of these underwriters together with their respective affiliates will receive at least five percent of the net proceeds of this offering and therefore have a "conflict of interest" in this offering within the meaning of FINRA Rule 5121. Consequently, this offering is being conducted in compliance with FINRA Rule 5121. See "Underwriting (Conflicts of Interest)."

 CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        The following table below presents Dollar Tree's consolidated ratio of earnings to fixed charges for the years ended February 3, 2018, January 28, 2017, January 30, 2016, January 31, 2015 and February 1, 2014. As a result of the acquisition of Family Dollar on July 6, 2015, the earnings and fixed charges data below for the years ended February 3, 2018, January 28, 2017 and January 30, 2016 includes the results of operations of Family Dollar since that date. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges, less capitalized interest. Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense which is representative of interest expense. For purposes of this calculation, management estimates approximately one-third of rent expense is representative of interest expense. The information set forth below should be read together with our financial statements, including the notes thereto, included in our Form 10-K for the fiscal year ended February 3, 2018, which is incorporated in this prospectus supplement by reference.

	Fiscal Year Ended
	February 3, 2018	January 28, 2017	January 30, 2016	January 31, 2015	February 1, 2014
Earnings to fixed charges:	3.3	2.7	1.5	4.7	6.3

 CAPITALIZATION

        The following table sets forth our consolidated capitalization as of February 3, 2018:

  •
  on an actual basis; and

  •
  on an as-adjusted basis to give effect to (1) the $4,000,000,000 aggregate principal amount of notes to be sold in this offering, (2) the previously completed redemption of all $750 million of our 5.250% Senior Notes due 2020 (the "Existing 2020 Senior Notes") on March 1, 2018, (3) borrowings under the New Senior Credit Facilities that we expect to incur in connection with the expected use of proceeds of this offering and (4) the expected use of proceeds of this offering, including the redemption of the Existing 2023 Senior Notes and the repayment of outstanding borrowings under the Existing Senior Secured Credit Facilities.

        For a complete description of the borrowings and other debt obligations attributable to the Company, refer to the Company's consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2018, incorporated by reference herein.

	As of February 3, 2018
	Actual	As Adjusted
	(Dollars in millions)
Cash and cash equivalents(1)	$1,097.8	$326.8
Long-term debt (including current portion)
Existing Senior Secured Credit Facilities
Revolving Facility(2)	—	—
Term Loan A	$1,532.7	—
Fixed Rate Term Loans	$650.0	—
New Senior Credit Facilities
Revolving Facility	—	—
Term Loan A	—	$782.0
Existing 2023 Senior Notes	$2,500.0	—
Existing 2020 Senior Notes(3)	$750.0	—
Notes offered hereby	—	$4,000.0
2021 Family Dollar Notes	$300.0	$300.0

Total long-term debt(4)(5)	$5,732.7	$5,082.0
Total shareholders' equity(6)	$7,182.3	$7,078.1

Total long-term debt and shareholders' equity	$12,915.0	$12,160.1

(1)
Change in cash is due to $11.2 million use of cash upon closing of this offering and $759.8 million paid in connection with the redemption of the Existing 2020 Senior Notes.

(2)
As of February 3, 2018, we had $1,091.8 million available under our revolving credit facilities. $158.2 million was outstanding for standby letters of credit.

(3)
The Existing 2020 Senior Notes were redeemed on March 1, 2018 and included a $9.8 million redemption premium. Repayment was made with operating cash flow (not refinancing proceeds), however, it is included herein to provide a more accurate depiction of total long-term debt.

(4)
Net change in long-term debt is due to a $99.3 million increase in total debt (as a result of the issuance of the notes sold in this offering and borrowings under the New Senior Credit Facilities, and the repayment of the Existing 2023 Senior Notes and the Existing Senior Secured Credit Facilities) less the $750 million pay down of the Existing 2020 Senior Notes that occurred on March 1, 2018.

(5)
Long-term debt presented does not include approximately $37.5 million of deferred financing costs and original issue discount incurred in connection with the issuance of the notes offered hereby. This amount is subject to adjustment; the actual amount will be reported no later than in our Form 10-Q for the quarter ended May 5, 2018.

(6)
Includes make-whole payment of $107.8 million and prepayment premium of $6.5 million related to the retirement of the Existing 2023 Senior Notes and the Term Loan B-2, respectively. In addition, includes $49.0 million related to the write-off of deferred financing costs related to the retired debt (including the Existing 2020 Senior Notes). The deferred financing write-off amount is subject to adjustment; the actual amount will be reported no later than in our Form 10-Q for the quarter ended May 5, 2018.

 DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

        As of February 3, 2018, after giving pro forma effect to this offering and the use of proceeds, our total debt would have been $5,082.0 million. The principal terms of our material indebtedness are summarized below.

Indebtedness expected to be outstanding after the offering

        The following indebtedness is expected to be outstanding immediately following consummation of the offering.

The New Senior Credit Facilities

        We summarize below what we expect will be the principal terms of the New Senior Credit Facilities. As the final terms of the New Senior Credit Facilities have not yet been agreed upon, the final terms may differ from those set forth herein and any such differences may be significant. This summary is not a complete description of all of the terms of the New Senior Credit Facilities.

        Concurrently with the consummation of this offering, we expect to enter into a new unsecured credit agreement providing for a $1,250 million five year revolving credit facility, of which up to $350 million is expected to be available for letters of credit, and a $782 million two year term loan facility (collectively, the "New Senior Credit Facilities").

        We expect that Dollar Tree, Inc. will be the borrower of the New Senior Credit Facilities and that the New Senior Credit Facilities will not be guaranteed by any of our subsidiaries. We expect that borrowings under the New Senior Credit Facilities will bear interest at a rate equal to an applicable interest rate margin plus, at our option, either (a) LIBOR or (b) a base rate. We expect to pay certain commitment fees in connection with the New Revolving Credit Facility and customary letter of credit fees. We expect that the applicable interest rate margins, the letter of credit fees and the commitment fees are subject to adjustment from time to time based on our long-term senior unsecured noncredit-enhanced debt ratings or our rent-adjusted leverage ratio. We expect that the initial interest rate applicable to borrowings under the revolving credit facility will be LIBOR plus 1.25% and that the initial interest rate applicable to borrowings under the term loan facility will be LIBOR plus 1.00%.

        We expect that the New Senior Credit Facilities will contain provisions that allow voluntarily repayment of outstanding loans under the New Credit Facilities at any time without premium or penalty, other than customary "breakage" costs with respect to LIBOR loans, and that there will not be any required amortization under the New Senior Credit Facilities. The New Senior Credit Facilities are expected to contain a number of affirmative and negative covenants that, among other things, and subject to certain significant baskets and exceptions, will restrict our ability to: incur subsidiary indebtedness; incur liens; sell all or substantially all of our (including our subsidiaries') assets and consummate certain fundamental changes. We also expect that the New Senior Credit Facilities will contain a maximum rent-adjusted leverage ratio covenant and a minimum fixed charge coverage ratio covenant. The leverage ratio test is expected to measure the ratio of our consolidated total debt plus five times Consolidated Rental Expense (to be defined in the New Senior Credit Facilities), to Consolidated EBITDAR (to be defined in the New Senior Credit Facilities) for any four fiscal quarter period. We expect this ratio will be permitted to be no greater than 4.00 to 1.00, with step-downs to (a) 3.75:1.00 after one year and (b) 3.50:1.00 after two years. This ratio is expected to have a step-up to 4.00:1.00 for four fiscal quarters following the consummation of a Significant Acquisition (to be defined in the New Senior Credit Facilities). The fixed charge coverage ratio test is expected to measure the ratio of our Consolidated EBITDAR for any four fiscal quarter period to the sum of consolidated interest expense and consolidated rental expense for such period. We expect that this ratio will be permitted to be no less than 2.00 to 1.00.

The 2021 Family Dollar Notes

        On January 28, 2011, Family Dollar Stores, Inc. issued $300 million of 5.00% unsecured senior notes due February 1, 2021 (the "2021 Family Dollar Notes"), which remained outstanding following our acquisition of Family Dollar. Interest on the 2021 Family Dollar Notes is payable semiannually in arrears on the 1st day of February and August of each year, commencing on August 1, 2011. Family Dollar Stores, Inc. may redeem the 2021 Family Dollar Notes in whole at any time or in part from time to time, subject to a make whole premium. In addition, upon the occurrence of certain change of control triggering events, Family Dollar Stores, Inc. may be required to repurchase the 2021 Family Dollar Notes, at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. The 2021 Family Dollar notes were secured equally and ratably with the Existing Senior Secured Credit Facilities in in connection with our acquisition of Family Dollar in 2015, but are expected to become unsecured in connection with the termination of the Existing Senior Secured Credit Facilities upon the consummation of this offering.

Indebtedness to be repaid in connection with the offering

        The following indebtedness will be repaid, redeemed or called for redemption in connection with the consummation of offering.

The Existing Senior Secured Credit Facilities

        In 2015, in connection with the acquisition of Family Dollar, we entered into a Senior Secured Credit Agreement (as amended, the "Existing Senior Secured Credit Agreement"), pursuant to which we currently have outstanding (i) a $1,250.0 million revolving line of credit, including up $350 million in available letters of credit (none of which was drawn as of February 3, 2018), (ii) $1,532.7 million in Term Loan A-1 loans and (iii) $650 million of Term Loan B-2 loans (the "Existing Senior Secured Credit Facilities"). The loans under the Existing Senior Secured Credit Agreement are guaranteed by substantially all of our wholly-owned domestic subsidiaries and are secured by substantially all of our and their respective assets, subject to certain exceptions. The revolving loans and Term Loan A-1 loans under the Existing Senior Secured Credit Agreement currently bear interest at LIBOR plus 1.50% per annum and we currently pay a commitment fee on the unused portion of the revolving line of 0.25% per annum (in each case, subject to adjustment based on changes to our secured net leverage ratio). The Term Loan B-2 loans bear interest at a fixed rate of 4.25% per annum. Loans under the Existing Senior Secured Credit Agreement can be repaid without premium or penalty, subject to customary LIBOR breakage fees, except that the Term Loan B-2 tranche is subject to a 1.00% prepayment penalty until June 11, 2018.

The Existing 2023 Senior Notes

        In 2015, in connection with the acquisition of Family Dollar, we issued $2,500,000,000 of our 5.750% senior notes due March 1, 2023 (the "Existing 2023 Senior Notes"). The Existing 2023 Senior Notes are guaranteed by substantially all of our wholly-owned domestic subsidiaries. The Existing 2023 Senior Notes are currently redeemable at a redemption price of 104.313% of the aggregate principal amount outstanding, plus accrued and unpaid through the redemption date. In connection with this offering we have notified holders of our election to conditionally call the Existing 2023 Senior Notes for redemption, and we expect that, upon the consummation of this offering, we will satisfy and discharge the indenture relating to the Existing 2023 Senior Notes. This prospectus supplement does not constitute an offer to purchase or a notice of redemption with respect to the Existing 2023 Senior Notes.

        The foregoing summaries of the Existing 2021 Family Dollar Notes, Existing Senior Secured Credit Facilities and Existing 2023 Senior Notes do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements governing such indebtedness.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions described under the caption "Description of Debt Securities We May Offer" in the accompanying prospectus. In this part of this prospectus supplement, all references to "Dollar Tree," "the Company," "we," "us," "our" or similar references refer to Dollar Tree, Inc. and not to any of its subsidiaries.

General

        Dollar Tree will issue the notes under a base indenture (the "base indenture"), to be entered into between between Dollar Tree and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by a supplemental indenture to be entered into between Dollar Tree and the Trustee (together with the base indenture, the "indenture").

        The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the TIA.

        The following is a summary of the material terms and provisions of the notes and the indenture. However, this summary does not purport to be a complete description of the notes or the indenture and is subject to the detailed provisions of, and qualified in its entirety by reference to, the indenture. We urge you to read the indenture carefully because it, and not the following description, will govern your rights as a holder of the notes.

        The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes initially will be represented by one or more global certificates deposited with The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. The registered holder of a note will be treated as the owner of such note for all purposes of the indenture. We expect that payments of principal, premium, if any, and interest to owners of beneficial interests in global notes will be made in accordance with the procedures of DTC and its participants in effect from time to time. DTC will act as the depositary for the global notes. See "Book-Entry; Delivery and Form."

        The indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The indenture provides only limited protection against significant corporate events that could adversely affect your investment in the notes. The notes will not be entitled to the benefit of any sinking fund provisions.

Maturity, Interest, Form and Denomination

Fixed Rate Notes

        The 2023 Notes are being issued in an original aggregate principal amount of $1,000,000,000. The 2025 Notes are being issued in an original aggregate principal amount of $1,000,000,000. The 2028 Notes are being issued in an original aggregate principal amount of $1,250,000,000. The 2023 Notes will mature on May 15, 2023 and will bear interest at the rate of 3.700% per annum. The 2025 Notes will mature on May 15, 2025 and will bear interest at the rate of 4.000% per annum. The 2028 Notes will mature on May 15, 2028 and will bear interest at the rate of 4.200% per annum. We will pay interest on the each such series of Fixed Rate Notes semi-annually, in arrears, on May 15 and November 15 of each year beginning on November 15, 2018, to holders of record of the notes on the preceding May 1 and November 1, respectively.

        If an interest payment date with respect to any Fixed Rate Note falls on a day that is not a business day, interest will be payable on the next succeeding business day with the same force and effect as if made on such interest payment date and no interest shall accrue in respect of the delay. Interest on the Fixed Rate Notes will accrue from April 19, 2018, and will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes

        The Floating Rate Notes are being issued in an original aggregate principal amount of $750,000,000. The Floating Rate Notes will mature on April 17, 2020 and will bear interest at a floating rate, reset quarterly, equal to LIBOR (as defined herein) plus 70 basis points. We will pay interest on the Floating Rate Notes quarterly, in arrears, on January 17, April 17, July 17 and October 17 of each year, beginning on July 17, 2018, to holders of record of the notes on the preceding January 3, April 3, July 3 and October 3, respectively.

        The Floating Rate Notes will bear interest at a floating rate of interest, reset quarterly, from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for. The per annum interest rate on the Floating Rate Notes for the period from the issue date to but not including the first interest payment date will be equal to LIBOR on April 17, 2018, plus 70 basis points (such rate, the "Initial Floating Rate Note Interest Rate"). Following the initial Floating Rate Note Interest Period, the per annum interest rate on the Floating Rate Notes for each subsequent Floating Rate Note Interest Period will be equal to LIBOR as determined on the related LIBOR Determination Date, plus 70 basis points. The interest rate applicable to any day in a given Floating Rate Note Interest Period will be either the Initial Floating Rate Note Interest Rate or the interest rate as reset on the immediately preceding interest payment date.

        The amount of interest for each day that the Floating Rate Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes outstanding on such day. The amount of interest to be paid on the Floating Rate Notes for each Floating Rate Note Interest Period will be calculated by adding such Daily Interest Amounts for each day in such Floating Rate Note Interest Period.

        If any interest payment date with respect to the Floating Rate Notes, other than the maturity date, falls on a day that is not a business day, the interest payment date will be postponed to the next day that is a business day. If the maturity date of the Floating Rate Notes falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date. If any interest payment date (other than the maturity date) is postponed as described above, the amount of interest for the relevant Floating Rate Note Interest Period will be adjusted accordingly.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        Notwithstanding the foregoing, the interest rate on a series of Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. In addition, the interest rate on the Floating Rate Notes will in no event be lower than zero.

        The Trustee initially will act as the calculation agent in respect of the Floating Rate Notes. Dollar Tree may change the calculation agent without prior notice to or consent of the holders of the Floating Rate Notes. Any agreement between Dollar Tree and any calculation agent may provide that no amendment to the provisions of the Floating Rate Notes or the Floating Rate Notes indenture relating to the duties or obligations of such calculation agent may become effective as against such calculation agent without the prior written consent of such calculation agent. The calculation agent will, upon the written request of any holder of Floating Rate Notes, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the calculation agent in the absence of manifest error will be conclusive for all purposes and binding on Dollar Tree and the holders of the Floating Rate Notes.

        Set forth below is a summary of certain of the defined terms used for purposes of determining the interest rate payable on the Floating Rate Notes.

        "Designated LIBOR Page" shall be Bloomberg L.P. page "BBAM" or such other page as may replace Bloomberg L.P. page "BBAM" on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks.

        "Floating Rate Note Interest Period" means the period from, and including, an interest payment date to, but excluding, the next succeeding interest payment date, except for the initial Floating Rate Note Interest Period, which will be the period from, and including, the original issue date of the Floating Rate Notes to, but excluding, the interest payment date occurring on July 17, 2018.

        "LIBOR" means, with respect to a Floating Rate Note Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the applicable LIBOR Determination Date that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Determination Date. If the Designated LIBOR Page does not include such a rate or is unavailable on a LIBOR Determination Date, the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected by Dollar Tree, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such LIBOR Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount of U.S. dollars for a three-month period beginning on the second London Banking Day after such LIBOR Determination Date. If at least two such offered quotations are so provided, the LIBOR rate for the Floating Rate Note Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the calculation agent will request each of three major banks in New York City, as selected by Dollar Tree, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after such LIBOR Determination Date. If at least two such rates are so provided, the LIBOR rate for the Floating Rate Note Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the LIBOR rate for the Floating Rate Note Interest Period will be the rate in effect with respect to the immediately preceding Floating Rate Note Interest Period.

        "LIBOR Determination Date" means, with respect to a Floating Rate Note Interest Period, the London Banking Day that is two London Banking Days prior to the first day of such Floating Rate Note Interest Period.

        "London Banking Day" is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

        "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

Further Issuances of the Notes

        We may, from time to time, without the consent of the existing holders of the notes of any series, issue additional notes under the indenture having the same terms as the notes of such series offered hereby in all respects, except for the issue date, the issue price, the initial interest payment date, and the initial date of interest accrual. Any such additional notes (the "Additional Notes") will be consolidated with and form a single series with the notes offered hereby for all purposes of the indenture. If the Additional Notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, the Additional Notes will have a different CUSIP number.

Ranking

        The notes will be our unsecured, unsubordinated obligations and will:

  •
  rank senior in right of payment to our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

  •
  rank equal in right of payment to all of our existing and future unsubordinated debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes;

  •
  be effectively subordinated to all of our existing and future secured debt, to the extent of the value of the assets securing such debt; and

  •
  be structurally subordinated to all existing and future debt and other obligations of our subsidiaries.

        As of February 3, 2018, after giving effect to this offering and the use of proceeds therefrom, we would have had approximately $5,082 million of indebtedness. As of February 3, 2018, our subsidiaries had outstanding debt (excluding debt owed to us or our other subsidiaries) of $300 million in aggregate principal amount under the 2021 Family Dollar Notes, which would rank structurally senior to the notes.

Optional Redemption

Fixed Rate Notes

        We may redeem the Fixed Rate Notes of each series in whole or in part, at our option, at any time and from time to time prior to (i) in the case of the 2023 Notes, April 15, 2023, (ii) in the case of the 2025 Notes, March 15, 2025 and (iii) in the case of the 2028 Notes, February 15, 2028 (the date with respect to each such series, the "Applicable Par Call Date"), at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of the principal and interest thereon to the Applicable Par Call Date with respect to such series (not including any portions of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus (i) in the case of the 2023 Notes, 20 basis points, (ii) in the case of the 2025 Notes, 20 basis points and (iii) in the case of the 2028 Notes, 25 basis points. In the case of each of clauses (1) and (2), accrued and unpaid interest will be payable to, but excluding, the date of redemption.

        In addition, at any time on or after the Applicable Par Call Date with respect to any series of Fixed Rate Notes, we may redeem the notes of such series, as a whole or in part, at our option and at any time or from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Floating Rate Notes

        We may redeem the outstanding Floating Rate Notes at whole or in part, at our option, on April 22, 2019 (the first business day after the date that is one year following the issue date of the Floating Rate Notes) or at any time thereafter at a redemption price equal to 100% of the principal amount of the Floating Rate Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

General

        Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any notice of redemption may be given prior to the redemption thereof, and any such notice of redemption may, at Dollar Tree's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, refinancing or other corporation transaction. If money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the notes (or such portions thereof) called for redemption and such notes will cease to be outstanding.

Change of Control

        If a Change of Control Triggering Event occurs with respect to the notes of any series, unless we have exercised our right to redeem the notes of such series as described above or have exercised our option to satisfy and discharge the indenture with respect to the notes of such series as set forth below, holders of notes of such series will have the right to require us to repurchase all or any part in an integral multiple of $1,000 of their notes (provided that no note will be purchased in part if the remaining principal amount of such Note would be less than $2,000) pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes subject to such offer plus accrued and unpaid interest, if any, on the notes repurchased, to, but excluding, the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event, or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will only be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such conflicts.

        On the Change of Control Payment Date, we will be required, to the extent lawful, to:

  •
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased.

        The paying agent will promptly mail to each holder of notes properly tendered the applicable Change of Control Payment for the notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000.

        We will not be required to make an offer to repurchase the notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

        The definition of Change of Control includes the occurrence of a direct or indirect sale, transfer, conveyance or other disposition (other than by way of a merger or consolidation) in one or a series of related transactions of "all or substantially all" of the properties or assets of Dollar Tree and its Subsidiaries taken as a whole. See "—Certain Definitions—Change of Control." Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Dollar Tree to repurchase its notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Dollar Tree and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Limitations on Liens

        The indenture will provide that we will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that the notes (together with, if we shall so determine, any other indebtedness or obligations of Dollar Tree or any Subsidiary ranking equally with the notes and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness (1) secured by a pledge of, lien on or security interest in any shares of Voting Stock of any entity at the time it becomes a Significant Subsidiary, (2) of a Subsidiary owed to us or indebtedness of a Subsidiary owed to another Subsidiary, (3) in an amount that, together with all other indebtedness of us and our Subsidiaries similarly secured by liens on shares of Voting Stock pursuant to this clause (3), does not exceed 15% of Consolidated Net Tangible Assets at the time such indebtedness is incurred, issued, assumed or guaranteed and (4) incurred for the sole purpose of extending, renewing, replacing or refinancing indebtedness secured by any lien referred to in the foregoing clauses (1) to (3); provided, however, that the principal amount of indebtedness secured by that lien shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal, replacement or refinancing, plus any amounts necessary to pay any fees and expenses, including premiums relating to such extension, renewal, replacement or refinancing.

Limitations on Mergers and Sales of Assets

        The indenture will provide that we will not, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not we are the surviving Person) or (b) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets owned by us and our Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  •
  we shall be the continuing entity, or the resulting, surviving or transferee Person shall be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction, and such successor Person (if not us) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the notes and the indenture;

  •
  immediately after such transaction, no Default or Event of Default exists; and

  •
  we shall deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the indenture and that all conditions precedent therein provided relating to such transaction have been complied with.

        This will not apply to:

  •
  a merger between us and an affiliate solely for the purpose of reincorporating us in another jurisdiction; or

  •
  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us and our Subsidiaries.

Reports

        So long as the notes of any series are outstanding, the indenture will provide that we will:

  •
  make available to the Trustee and the holders of notes of such series copies of the annual reports and of the information, documents and other reports which Dollar Tree may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that for this purpose the filing with the SEC of such reports, information and documents shall be sufficient; or

  •
  if Dollar Tree is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, make available to the Trustee and the holders of the notes of such series (including, without limitation, by means of a public or private website), substantially similar periodic information (excluding exhibits) which would be required to be included in periodic reports on Forms 10-K, 10-Q and 8-K (or any successor form or forms) under the Exchange Act within the time periods set forth in the applicable SEC rules and regulations as if we were a non-accelerated filer as defined in such applicable SEC rules and regulations; provided that in each case such information may be subject to exclusions if Dollar Tree in good faith determines that such excluded information would not be material to the interests of the holders of the notes of such series (it being understood that the information required by Rule 3-10 of Regulation S-X and Section 13(r) of the Exchange Act is not material).

        In the event that any direct or indirect parent company of Dollar Tree becomes a guarantor of the notes, the indenture will permit Dollar Tree to satisfy its obligations in this covenant with respect to financial information relating to Dollar Tree by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Dollar Tree and its Subsidiaries on a standalone basis, on the other hand.

Events of Default

        The indenture provides that each of the following will constitute an "Event of Default" with respect to the notes of each series:

  (1)
  default in the payment of any interest with respect to notes of such series when it becomes due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in payment of the principal of, or premium, if any, with respect to notes of such series when due;

  (3)
  default, for 90 days after receipt of written notice given by the Trustee or the holders of not less than 25% in principal amount of the notes of such series then outstanding under the indenture, in the performance or breach of any covenant in the indenture for the benefit of the holders of the notes of such series (other than a default referred to in clauses (1) and (2) above);

  (4)
  default after the expiration of the grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than non-recourse debt) of us or any of our Significant Subsidiaries, for borrowed money or the payment of which is guaranteed by us or any Significant Subsidiary if the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $150.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the notes of such series;

  (5)
  failure by us or any Significant Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $150.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

  (6)
  certain events of bankruptcy or insolvency.

        If an Event of Default should occur and be continuing with respect to any series of notes, either the Trustee or the holders of more than 25% of the aggregate principal amount of the notes of such series may declare the notes of such series due and payable. Holders of a majority in aggregate principal amount of the notes of a series then outstanding will be entitled to control certain actions of the Trustee under the indenture and to waive past Defaults with respect to the notes of such series and rescind acceleration and its consequences with respect to the notes of such series; provided that such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose: (1) the indebtedness or guarantee that is the basis for such Event of Default has been discharged; or (2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (3) the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the indenture relating to the duties of the Trustee, the Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the indenture at the request, order or direction of any of the holders of notes, unless one or more of such holders of notes shall have offered to the Trustee reasonable security or indemnity.

        If an Event of Default occurs and is continuing, any sums held or received by the Trustee under the indenture may be applied to reimburse the Trustee for its reasonable compensation and expenses incurred prior to any payments to holders of notes.

        The right of any holder of notes of any series to institute an action for any remedy (except such holder's right to enforce payment of the principal of, and premium, if any, and interest on such holder's note when due) will be subject to certain conditions precedent, including a written notice to the Trustee by such holder of the occurrence of one or more Events of Default, a request to the Trustee by the holders of more than 25% of the aggregate principal amount of the notes of such series then outstanding to take action, an offer satisfactory to the Trustee of security and indemnity against liabilities incurred by it in so doing, the failure of the Trustee to comply with such request within 90 days after receipt thereof and the offer of security and indemnity and holders of a majority in principal amount of the total outstanding notes of such series, as applicable, have not given the Trustee a direction inconsistent with such request within such 90-day period.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all outstanding notes of a series when:

  (a)
  either:

  (i)
  all of the notes of such series that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

    (ii)
    all of the notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption pursuant to the provisions described under "—Optional Redemption," and we have irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the holders of such notes, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be; provided that for any such redemption conducted pursuant to the first paragraph above under "—Optional Redemption—Fixed Rate Notes," the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee calculated as required by such paragraph using the Treasury Rate as of the date of the notice of redemption, with any deficit as of the redemption date (any such amount, the "Make-whole Deficit") only required to be deposited with the Trustee on or prior to the redemption date. Any Make-whole Deficit will be set forth in an officers' certificate delivered to the Trustee simultaneously with the deposit of such Make-whole Deficit that confirms that such Make-whole Deficit will be applied toward such redemption;

  (b)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

  (c)
  we have paid or caused to be paid all sums payable by us under the indenture with respect to such series of notes; and

  (d)
  we have delivered irrevocable instructions to the Trustee for such notes to apply the deposited money toward the payment of such notes at maturity or on the redemption date, as the case may be.

Legal Defeasance and Covenant Defeasance

        We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding notes of any series ("Legal Defeasance"). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the notes of such series, and the indenture shall cease to be of further effect as to all outstanding notes of such series except as to:

  (a)
  rights of holders of outstanding notes of such series, as applicable, to receive payments in respect of the principal of and interest, if any, on such notes, as applicable, when such payments are due solely out of the trust funds referred to below;

  (b)
  our obligations with respect to the notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

  (c)
  the rights, powers, trusts, duties and immunities of the Trustee for the notes under the indenture, and our obligations in connection therewith; and

  (d)
  the Legal Defeasance provisions of the indenture.

        In addition, we may, at our option and at any time, elect to have our obligations released with respect to substantially all of the covenants under the indenture, except as described otherwise in the indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of such series. In the event Covenant Defeasance occurs, certain Events of Default (not including those described in clause (6) under the heading "Events of Default" above) will no longer constitute an Event of Default with respect to the notes. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes of a series:

  (a)
  we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the notes of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the notes of such series;

  (b)
  in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel confirming that:

  (i)
  we have received from, or there has been published by, the Internal Revenue Service a ruling; or

  (ii)
  since the Issue Date, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (c)
  in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the notes of series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (d)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

  (e)
  we shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of notes over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors; and

  (f)
  we shall have delivered to the Trustee an officers' certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers' certificate, clauses (a) through (e) and, in the case of the opinion of counsel, clauses (b) and/or (c) of this paragraph have been complied with.

Modification of the Indenture

        The indenture contains provisions permitting us and the Trustee, without the consent of the holders of the notes, to, among other things, issue Additional Notes under the indenture, comply with the terms of the TIA, make changes that are not adverse to the holders of notes and add guarantors with respect to the notes by one or more supplemental indentures and, with the consent of the holders of not less than a majority in aggregate principal amount of each series of notes at the time outstanding affected by the modification, to modify the indenture or any supplemental indenture or the rights of the holders of notes of such series; provided that no such modification, without the consent of each holder of the notes affected by such modification, will:

  •
  change the amount of notes whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on the notes;

  •
  reduce the principal or change the stated maturity of the notes;

  •
  waive a Default or Event of Default in the payment of the principal of or interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in principal amount of the notes outstanding and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or interest, if any, on any notes payable in any currency other than that stated in the notes;

  •
  make any change to the indenture regarding the waiver of past defaults, the rights of holders of notes to receive payments and the limitations on amendments and waivers to the indenture; or

  •
  waive a redemption payment with respect to the notes.

Concerning the Trustee

        We will be required to file annually with the Trustee a statement of an officer as to the fulfillment of our obligations under the indenture during the preceding year.

Certain Definitions

        "Below Investment Grade Rating Event" means a reduction in the rating of the notes of a series to below an Investment Grade Rating by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for possible downgrade by any of the Rating Agencies (the "Relevant Period")); provided that, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply either (1) did not reduce the ratings of the notes of such series during the Relevant Period or (2) do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Board of Directors" means the board of directors or comparable governing body of Dollar Tree, or any committee thereof duly authorized to act on its behalf.

        "Capital Stock" means:

  (a)
  in the case of a corporation, corporate stock;

  (b)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (c)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (d)
  any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Change of Control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Dollar Tree and its Subsidiaries taken as a whole to any "Person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Dollar Tree or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "Person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Dollar Tree's Voting Stock; (3) the first day on which a majority of the members of Dollar Tree's Board of Directors are not Continuing Directors; (4) the adoption of a plan relating to Dollar Tree's liquidation or dissolution; or (5) Dollar Tree consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Dollar Tree, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Dollar Tree or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Dollar Tree outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction or its direct or indirect parent company. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a wholly owned Subsidiary of a holding or parent company and (2) the holders of the Voting Stock of such holding or parent company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event, with respect to the notes of a series.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed from the redemption date to the Applicable Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Consolidated Net Tangible Assets" means Dollar Tree's total assets, less net goodwill and other intangible assets, less total current liabilities, all as described on Dollar Tree's and its consolidated Subsidiaries' most recent balance sheet and calculated based on positions as reported in Dollar Tree's consolidated financial statements in accordance with U.S. generally accepted accounting principles and after giving pro forma effect to any acquisitions or dispositions which occur after such balance sheet date.

        "Continuing Directors" means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the Issue Date or (2) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the members of our Board of Directors who were either members of the Board of Directors on the Issue Date or whose nomination, election or appointment was previously so approved (either by specific action of the Board of Directors or by approval by such directors of our proxy statement in which such member was named as a nominee for election as a director).

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Independent Investment Banker" means one of the Reference Treasury Dealers that we appoint.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB–(or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.

        "Issue Date" means April 19, 2018.

        "Moody's" means Moody's Investors Service, Inc.

        "Person" means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

        "Rating Agencies" means (1) each of Moody's and S&P; and (2) if either Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" registered under Section 15E of the Exchange Act, selected by us as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "Reference Treasury Dealers" means (1) each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), we shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer, and (2) one other Primary Treasury Dealer selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.

        "S&P" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business.

        "Significant Subsidiary" means a Subsidiary (treated for purposes of this definition on a consolidated basis together with its Subsidiaries) which meets any of the following conditions:

  •
  our and our other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year;

  •
  our and our other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

  •
  our and our other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the

    Subsidiary exceeds 10% of such income of ours and our Subsidiaries consolidated for the most recently completed fiscal year.

        "Subsidiary" of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that Person or a combination thereof.

        "Treasury Rate" means, with respect to any redemption date, (1) the arithmetic average of the yields in each statistical release for the immediately preceding week designated "H.15" or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under "U.S. government securities—Treasury constant maturities—nominal," for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining term of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to a maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Voting Stock" means Capital Stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors; provided that, for the purpose of such definition, Capital Stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered Voting Stock whether or not such event shall have occurred.

BOOK-ENTRY; DELIVERY AND FORM

        The notes initially will be represented by one or more global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited upon issuance with The Depository Trust Company, New York, New York ("DTC"), and registered in the name of a nominee of DTC.

The Global Notes

        DTC has advised us that pursuant to procedures established by it (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

        So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture governing the notes. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

        Payments of the principal of, premium, if any, and interest on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Notes. None of we, the trustee or any paying agent under the indenture governing the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        DTC has advised us that its present practice is, upon receipt of any payment of principal, premium, if any, and interest on the Global Notes, to credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC. Payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the indenture governing the notes.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture governing the notes, DTC will exchange the Global Notes for certificated securities, which it will distribute to its participants.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

        Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Participant or Euroclear Participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream Participant or Euroclear Participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Certificated Securities

        A beneficial interest in a Global Note is exchangeable for certificated securities of the same series if:

  •
  DTC (i) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (ii) has ceased to be a Clearing Agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days;

  •
  we, at our option, deliver to the trustee an officer's certificate stating that the Global Note shall be so exchangeable; or

  •
  an Event of Default with respect to the notes represented by the Global Notes has occurred and is continuing and DTC notifies the trustee of its decision to exchange the Global Note for certificated securities.

        A beneficial interest in a Global Note that can be exchanged as described in the preceding sentence will be exchanged for certificated securities issued of the same series and in authorized denominations in registered form for the same aggregate amount. The certificated securities will be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the trustee.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by U.S. Holders and Non-U.S. Holders (each as defined below). This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change or differing interpretations, possibly on a retroactive basis.

        The discussion applies only to purchasers of notes who acquire the notes in this offering at their "issue price" (i.e., the first price at which a substantial amount of the notes is sold for cash to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold the notes as capital assets (generally, property held for investment). The discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers such as banks and certain other financial institutions, insurance companies, tax-exempt entities, holders of notes that are pass-through entities or the investors in such pass-through entities, dealers in securities or foreign currency, regulated investment companies, real estate investment trusts, U.S. Holders whose "functional currency" is not the U.S. dollar, traders in securities that elect a mark-to-market method of accounting, investors liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, persons required to report income with respect to a note no later than such income is reported on an applicable financial statement and persons holding notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction or risk reduction transaction.

        The discussion does not address the tax consequences of the ownership and disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or, except as explicitly described below, any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith) (collectively, "FATCA"). The discussion does not address any state, local or non-U.S. tax consequences, or any U.S. federal tax consequences other than U.S. federal income tax consequences. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions. It is expected, and this discussion assumes, that the notes will not be treated as issued with "original issue discount" for U.S. federal income tax purposes.

        As used herein, a "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state within the United States, or the District of Columbia, (c) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust validly elected to be treated as a U.S. person under applicable U.S. Treasury regulations. A Non-U.S. Holder is a beneficial owner of notes, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns any of the notes, the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Holders of notes that are partnerships or partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences applicable to it and its partners relating to the acquisition, ownership and disposition of the notes.

        PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX AND OTHER FEDERAL TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Effect of Certain Contingent Payments

        In certain circumstances, we are required to make payments on the notes in excess of stated interest and principal, or prior to their scheduled payment dates. U.S. Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder's income, gain or loss with respect to the notes to be different from those described below. For purposes of determining whether a debt instrument is a contingent payment debt instrument, certain remote or incidental contingencies are ignored. We intend to treat the possibility of our making any of the above payments as remote or to treat any such payments as incidental. Accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our position will be binding on all holders, except a holder that discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the notes were acquired by such holder. However, our position is not binding on the IRS. If the IRS were to successfully challenge our position, a holder might be required to accrue ordinary income on the notes in excess of stated interest and to treat as ordinary income, rather than capital gain, any gain recognized on the taxable disposition of the notes. In the event we actually make any such additional payment, the timing, amount and character of a holder's income, gain or loss with respect to the notes may be affected. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

U.S. Holders

Stated Interest

        Stated interest on a note will be taxable to U.S. Holders as ordinary income at the time such interest is accrued or received, depending on the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between (i) the sum of all cash and the fair market value of all other property received on such disposition (other than amounts properly attributable to accrued and unpaid stated interest, which, to the extent not previously included in income, will be taxable as ordinary income to such U.S. Holder as described above under "—U.S. Holders—Stated Interest"), and (ii) such U.S. Holder's "adjusted tax basis" in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the amount such U.S. Holder paid for the note. Any gain or loss recognized on the disposition of a note will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder held the note for a period of more than one year. Long-term capital gains recognized by non-corporate U.S. Holders, including individuals, are currently subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

        In general, a U.S. Holder will be subject to U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) on payments of stated interest on the notes and the proceeds of a sale or other disposition (including a retirement or a redemption) of the notes if such U.S. Holder fails to provide a properly completed and executed IRS Form W-9 to the applicable withholding agent or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.

        In addition, information reporting generally will apply to certain payments of stated interest on the notes and to the proceeds of the sale or other disposition (including a retirement or a redemption) of a note paid to a U.S. Holder unless such U.S. Holder is an exempt recipient.

Non-U.S. Holders

Payments of Interest

        Subject to the discussion below regarding effectively connected income, backup withholding and FATCA, payments of interest on the notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax under the "portfolio interest exemption," provided that:

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

  •
  the Non-U.S. Holder is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code; and

  •
  the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business.

        In addition, for the portfolio interest exemption from U.S. federal withholding tax to apply, a Non-U.S. Holder must provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other appropriate form, as provided for in the U.S. Treasury regulations, certifying that it is not a U.S. person. If the Non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, such Non-U.S. Holder will be required to provide appropriate documentation to the agent. Such Non-U.S. Holder's agent will then be required to provide such documentation to the applicable withholding agent.

        If a Non-U.S. Holder does not satisfy the above requirements, payments of interest on the notes that are not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States generally will be subject to U.S. federal withholding tax at a rate of 30%, unless such Non-U.S. Holder is entitled to the benefits of an income tax treaty under which interest on the notes is exempt from or subject to a reduced rate of U.S. federal withholding tax and furnishes the applicable withholding agent with a properly completed and duly executed IRS Form W-8BEN or IRS W-8BEN-E, as applicable, claiming such exemption from or reduction in withholding, and otherwise complies with any other applicable procedures.

        The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required documentation, but that qualify for an exemption or reduced rate of withholding under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        Subject to the discussion below regarding backup withholding and FATCA, any gain recognized on the sale, exchange, redemption or other taxable disposition of a note (other than amounts properly attributable to accrued and unpaid interest, which generally will be treated as described under "—Non-U.S. Holders—Payments of Interest" or "—Non-U.S. Holders—Effectively Connected Income") will be exempt from U.S. federal income and withholding tax, unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States; or

  •
  if the Non-U.S. Holder is an individual, such Non-U.S. Holder is present in the United States for a period of 183 days or more during the taxable year of the disposition and certain other conditions are met.

        See the discussion below under "—Non-U.S. Holders—Effectively Connected Income" if the gain derived from the disposition is described in the first bullet point above. If the Non-U.S. Holder is an individual described in the second bullet point above, the Non-U.S. Holder will be subject to U.S. federal income tax on the gain recognized on the disposition at a 30% rate (or such lower rate as may be prescribed under an applicable income tax treaty), which gain may be offset by certain U.S.-source capital losses, if any, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Effectively Connected Income

        If any interest or gain recognized on a note is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States, then such interest or gain generally will be subject to U.S. federal income tax on a net basis at regular graduated U.S. federal income tax rates, unless an applicable income tax treaty provides otherwise. In addition to regular U.S. federal income tax, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless such Non-U.S. Holder qualifies for a lower rate under an applicable income tax treaty.

        Subject to the discussion below regarding FATCA, effectively connected interest will be exempt from U.S. federal withholding tax, provided that the Non-U.S. Holder provides the applicable withholding agent with the appropriate certification (generally, on an IRS Form W-8ECI), unless an applicable income tax treaty provides otherwise.

Backup Withholding and Information Reporting

        A Non-U.S. Holder may be subject to U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) and related information reporting on payments of interest, and proceeds of a sale or other disposition (including a retirement or a redemption) of the notes unless such Non-U.S. Holder provides the certification described above under either "—Non-U.S. Holders—Payments of Interest" or "—Non-U.S. Holders—Effectively Connected Income" or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and may be refunded or allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability (if any), provided that the required information is furnished to the IRS in a timely manner. In any event, the applicable withholding agent generally will be required to file information returns with the IRS reporting our interest payments on the notes. Copies of the information returns may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides or is organized under the provisions of an applicable income tax treaty.

FATCA

        Under certain circumstances, FATCA imposes a withholding tax of 30% on payments of interest on, and, after December 31, 2018, the gross proceeds from a sale or other disposition (including a retirement or a redemption) of, the notes made to certain foreign entities (whether such foreign entities are beneficial owners or intermediaries) unless various information reporting, due diligence and withholding requirements are satisfied. Prospective investors that are, or intend to hold the notes through, foreign entities should consult their own tax advisors regarding the possibility of withholding under FATCA.

UNDERWRITING (CONFLICTS OF INTEREST)

        J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as the joint book-running managers of the offering and as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of 2020 Floating Rate Notes	Principal Amount of 2023 Notes	Principal Amount of 2025 Notes	Principal Amount of 2028 Notes
J.P. Morgan Securities LLC	$150,000,000	$200,000,000	$200,000,000	$250,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	150,000,000	200,000,000	200,000,000	250,000,000
Wells Fargo Securities, LLC	150,000,000	200,000,000	200,000,000	250,000,000
RBC Capital Markets, LLC	82,500,000	110,000,000	110,000,000	137,500,000
Fifth Third Securities, Inc.	67,500,000	90,000,000	90,000,000	112,500,000
U.S. Bancorp Investments, LLC	67,500,000	90,000,000	90,000,000	112,500,000
PNC Capital Markets LLC	22,500,000	30,000,000	30,000,000	37,500,000
SunTrust Robinson Humphrey, Inc.	22,500,000	30,000,000	30,000,000	37,500,000
Citizens Capital Markets, Inc.	9,375,000	12,500,000	12,500,000	15,625,000
HSBC Securities (USA) Inc.	9,375,000	12,500,000	12,500,000	15,625,000
Regions Securities LLC	9,375,000	12,500,000	12,500,000	15,625,000
TD Securities (USA) LLC	9,375,000	12,500,000	12,500,000	15,625,000

Total	$750,000,000	$1,000,000,000	$1,000,000,000	$1,250,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters may offer and sell notes through certain of their affiliates.

        The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to (i) in the case of the Floating Rate Notes, 0.150%, (ii) in the case of the 2023 Notes, 0.350%, (iii) in the case of the 2025 Notes, 0.375% and (iv) in the case of the 2028 Notes, 0.400%, in each case, of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to (i) in the case of the Floating Rate Notes, 0.100%, (ii) in the case of the 2023 Notes, 0.250%, (iii) in the case of the 2025 Notes, 0.250% and (iv) in the case of the 2028 Notes, 0.250%, in each case, of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        We estimate that our total expenses for this offering (excluding underwriting discounts) will be approximately $9.0 million.

        The following table shows the amount of the underwriting discount provided to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

Title of Notes	% Commission	Total
Senior Floating Rate Notes due 2020	0.250%	$1,875,000
2023 Notes	0.600%	$6,000,000
2025 Notes	0.625%	$6,250,000
2028 Notes	0.650%	$8,125,000

        The notes of each series are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included on any automated dealer quotation system. We have been advised by the underwriters that they intend to make a market in the notes of each series, but the underwriters are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of, or the trading market for, the notes of any series.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Overallotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking, hedging, brokerage and advisory services for us for which they have received, and will receive, customary fees and expenses. In particular, affiliates of certain of the underwriters are expected to be agents and/or lenders under the New Senior Credit Facilities.

        If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities

(or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise). The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

        Certain of the underwriters or their respective affiliates are lenders under our Existing Senior Secured Credit Facilities and hold our Existing 2023 Senior Notes and, as such, will receive a portion of the net proceeds from this offering pursuant to the repayment of such indebtedness. At least 5% of the net proceeds of this offering would be directed to one or more of the underwriters (or their affiliates). The receipt of at least 5% of the net proceeds of this offering by any underwriter (or its affiliates) would be considered a "conflict of interest" under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are investment grade rated.

Settlement

        We expect that delivery of the notes will be made to investors on or about April 19, 2018 which will be the tenth business day following the date of this prospectus supplement (such settlement being referred to as "T+10"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof or the next seven succeeding business days will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date hereof or the next seven succeeding business days should consult their advisors.

Notice to Prospective Investors

        Each purchaser of the notes that is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold "plan assets" of any such employee benefit plan, plan or account, by acceptance of a note, will be deemed to have represented and warranted that a fiduciary acting on its behalf is causing it to purchase the notes and that such fiduciary:

  a)
  is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control as specified in 29 CFR Section 2510.3-21(c)(1)(i) (excluding an IRA owner or a relative of an IRA owner if the purchaser is an IRA);

  b)
  is independent (for purposes of 29 CFR Section 2510.3-21(c)(1)) of the Issuer, each underwriter and their respective affiliates (the "Transaction Parties");

  c)
  is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the purchaser's transactions with the Transaction Parties hereunder;

  d)
  has been advised that none of the Transaction Parties has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with the purchaser's transactions with the Transaction Parties contemplated hereby;

  e)
  is a "fiduciary" under Section 3(21)(A) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, the purchaser's transactions with the Transaction Parties contemplated hereby; and

  f)
  understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in this prospectus supplement; and understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Transaction Parties, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from the purchaser or such fiduciary for the provision of investment advice (rather than other services) in connection with the purchaser's transactions with the Transaction Parties contemplated hereby.

PRIIPs Regulation / Prospectus Directive / Prohibition of Sales to EEA Retail Investors

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

        Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"); (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

  (i)
  to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

  (ii)
  where no consideration is or will be given for the transfer;

  (iii)
  where the transfer is by operation of law;

  (iv)
  as specified in Section 276(7) of the SFA; or

  (v)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in the Dubai International Financial Centre

        This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document.

The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

        In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

        The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) ("Corporations Act")) has been or will be lodged with the Australian Securities and Investments Commission ("ASIC") or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

        The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:

  (a)
  the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

  (b)
  the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

  (c)
  the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

  (d)
  the offer or invitation does not constitute an offer or invitation to a person in Australia who is a "retail client" as defined for the purposes of Section 761G of the Corporations Act; and

  (e)
  such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in Taiwan

        The notes have not and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

 VALIDITY OF THE NOTES

        The validity of the notes will be passed upon for Dollar Tree by Wachtell, Lipton, Rosen & Katz, New York, New York, in respect of the laws of the State of New York. In rendering its opinion, Wachtell, Lipton, Rosen & Katz will rely upon the opinion of Williams Mullen as to all matters governed by the laws of the Commonwealth of Virginia. The validity of the notes will be passed upon for the underwriters by Cahill Gordon & Reindel LLP.

EXPERTS

        The consolidated financial statements of Dollar Tree, Inc. as of February 3, 2018 and January 28, 2017 and for each of the years in the three year period ended February 3, 2018 and management's assessment of the effectiveness of internal control over financial reporting as of February 3, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

DOLLAR TREE, INC.

DEBT SECURITIES

        Dollar Tree, Inc. ("Dollar Tree," the "Company" or "we") may offer to sell the debt securities in any combination from time to time in one or more offerings and in one or more classes or series.

        We will offer the debt securities in amounts, at prices and on terms to be determined at the time of sale as set forth in the applicable prospectus supplement (each a "prospectus supplement") to this prospectus. The prospectus supplement may add, update or change information contained in this prospectus.

        We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled "Risk Factors" beginning on page 3 of this prospectus, in any prospectus supplement relating to an offering of these securities, and in the documents we file with the Securities and Exchange Commission (the "SEC") before investing in our securities.

        This prospectus may not be used to consummate the sale of securities unless accompanied by a prospectus supplement.

        Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The date of this prospectus is April 2, 2018.

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ABOUT THIS PROSPECTUS

        Unless the context requires otherwise, in this prospectus we use the terms "Dollar Tree," the "Company," "we," "us" and "our" to refer to Dollar Tree, Inc.

        This prospectus is part of a registration statement that we have filed with the SEC using a "shelf" registration process. Under the shelf registration process, using the prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the debt securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell debt securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with any additional information described under the heading "Available Information." If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        The registration statement filed with the SEC which contains this prospectus, including the exhibits, provides additional information about us and the debt securities offered under this prospectus. The registration statement can be read at the SEC's website or at the SEC's offices. The SEC's website and street address are provided under the heading "Available Information."

        You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

 AVAILABLE INFORMATION

        The Company is required to file annual, quarterly and current reports and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company's filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov.

        We have filed a registration statement on Form S-3 with the SEC relating to the debt securities covered by this prospectus. This prospectus is part of a registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        The Company incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC's rules):

  •
  Annual Report on Form 10-K for the fiscal year ended February 3, 2018 (as amended by the Form 10-K/A filed with the SEC on March 26, 2018);

  •
  Current Reports on Form 8-K filed with the SEC on March 7, 2018 (except, in any case, the portions and exhibits furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise) and March 16, 2018;

  •
  The information in the Definitive Proxy Statement for our 2017 Annual Meeting of Shareholders filed with the SEC on May 5, 2017 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 28, 2017; and

  •
  All documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

        The Company will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request copies of these documents by visiting our website at http://www.dollartree.com, by contacting us at Dollar Tree, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320 or by phone at (757) 321-5000.

        Statements contained in this prospectus or in any document incorporated by reference herein as to the contents of any contract or other document referred to in this prospectus or in any document incorporated by reference therein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

        In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about the Company. The agreements may contain representations and warranties by the Company or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

 FORWARD-LOOKING STATEMENTS

        This document contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments and results and are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as "believe," "anticipate," "expect," "intend," "plan," "view," "target" or "estimate," "may," "will," "should," "predict," "possible," "potential," "continue," "strategy," and similar expressions.

        These forward-looking statements include statements with respect to the Company's vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the Company and are not historical facts. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond the Company's control).

        Investors should also be aware that while we do, from time to time, communicate with securities analysts and others, it is against our policy to disclose to them any material, nonpublic information or other confidential commercial information. Accordingly, shareholders should not assume that we agree with any statement or report issued by any securities analyst regardless of the content of the statement or report. Furthermore, we have a policy against confirming projections, forecasts or opinions issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not our responsibility.

        Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 3, 2018, which is incorporated in this prospectus by reference (and in any of our filings with the SEC that are so incorporated). See "Available Information" above for information about how to obtain a copy of these filings.

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SUMMARY

        This summary highlights selected information about the Company and a general description of the debt securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we may offer, you should read carefully this entire prospectus, including the "Risk Factors" section, the applicable prospectus supplement for the debt securities and the other documents we refer to and incorporate by reference. In particular, we incorporate business and financial information into this prospectus by reference.

The Debt Securities We May Offer

        We may use this prospectus to offer debt securities in one or more offerings and from time to time. A prospectus supplement, which we will provide each time we offer debt securities, will describe the amounts, prices and detailed terms of the debt securities and will describe risks associated with an investment in the debt securities in addition to those noted in the "Risk Factors" section of this prospectus. We will also include in the prospectus supplement, where material, information regarding material U.S. federal income tax consequences relating to the debt securities.

The Company

        We are a leading operator of discount variety stores. We believe the convenience and value we offer are key factors in growing our base of loyal customers. At February 3, 2018, we operated 14,835 discount variety retail stores. Our stores operate under the names of Dollar Tree, Family Dollar and Dollar Tree Canada.

        On July 6, 2015, we completed our purchase of Family Dollar Stores, Inc. and its more than 8,200 stores. This transformational transaction created the largest discount retailer (by store count) in North America. The Dollar Tree and Family Dollar banners have complementary business models. Everything is $1.00 at Dollar Tree while Family Dollar is a neighborhood variety store offering merchandise largely for $10.00 or less. Also, on October 13, 2015, we announced our plans to convert all Deals and Dollar Tree Deals stores to one of our two primary banners, Dollar Tree or Family Dollar. On November 1, 2015, we completed the transaction pursuant to which we divested 330 Family Dollar stores, 325 of which were open at the time of the divestiture, to Dollar Express LLC ("Dollar Express"), a portfolio company of Sycamore Partners, in order to satisfy a condition as required by the Federal Trade Commission in connection with our purchase of Family Dollar.

        We operate in two reporting business segments: Dollar Tree and Family Dollar.

        Our Dollar Tree segment is the leading operator of discount variety stores offering merchandise at the fixed price point of $1.00. The Dollar Tree segment includes 6,650 stores operating under the Dollar Tree and Dollar Tree Canada brands, 11 distribution centers in the United States and two in Canada and a Store Support Center in Chesapeake, Virginia. Our stores predominantly range from 8,000 - 10,000 selling square feet. In our Dollar Tree stores in the United States, we sell all items for $1.00 or less and in our Dollar Tree Canada stores, we sell all items for $1.25(CAD) or less. Our revenue and assets in Canada are not material.

        We strive to exceed our customers' expectations of the variety and quality of products that they can purchase for $1.00 by offering items that we believe typically sell for higher prices elsewhere. We buy approximately 58% to 60% of our merchandise domestically and import the remaining 40% to 42%. Our domestic purchases include basic, seasonal, home, closeouts and promotional merchandise. We believe our mix of imported and domestic merchandise affords our buyers flexibility that allows them to consistently exceed our customers' expectations. In addition, direct relationships with manufacturers permit us to select from a broad range of products and customize packaging, product sizes and package quantities that meet our customers' needs.

        Our Family Dollar segment operates general merchandise discount retail stores providing customers with a selection of competitively-priced merchandise in convenient neighborhood stores. The Family Dollar segment consists of our store operations under the Family Dollar brand, 11 distribution centers and a Store Support Center in Matthews, North Carolina. Our stores predominantly range from 6,000 - 8,000 selling square feet. In our 8,185 Family Dollar stores, we sell merchandise at prices that generally range from $1.00 to $10.00.

        Our Family Dollar stores provide customers with a quality, high-value assortment of basic necessities and seasonal merchandise. We offer competitively-priced national brands from leading manufacturers alongside name brand equivalent-value, lower-priced private labels. We purchase merchandise from a wide variety of suppliers and generally have not experienced difficulty in obtaining adequate quantities of merchandise. In fiscal 2017, we purchased approximately 16% of our merchandise through our relationship with McLane Company, Inc., which distributes consumable merchandise from multiple manufacturers. In addition, approximately 18% of our merchandise is imported directly.

        Our principal executive offices are located at 500 Volvo Parkway, Chesapeake, Virginia 23320, our telephone number is (757) 321-5000, and our website is www.dollartree.com. Information on our website is not a part of, and we are not incorporating the contents of our website into, this prospectus.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also "Forward-Looking Statements."

 USE OF PROCEEDS

        The Company intends to use the net proceeds from the sale of the debt securities as set forth in the applicable prospectus supplement.

 CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        The following table below presents Dollar Tree's consolidated ratio of earnings to fixed charges for the years ended February 3, 2018, January 28, 2017, January 30, 2016, January 31, 2015 and February 1, 2014. As a result of the acquisition of Family Dollar on July 6, 2015, the earnings and fixed charges data below for the years ended February 3, 2018, January 28, 2017 and January 30, 2016 includes the results of operations of Family Dollar since that date. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges, less capitalized interest. Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense which is representative of interest expense. For purposes of this calculation, management estimates approximately one-third of rent expense is representative of interest expense. The information set forth below should be read together with our financial statements, including the notes thereto, included in our Form 10-K for the fiscal year ended February 3, 2018, which is incorporated in this prospectus by reference.

	Fiscal Year Ended
	February 3, 2018	January 28, 2017	January 30, 2016	January 31, 2015	February 1, 2014
Earnings to fixed charges:	3.3	2.7	1.5	4.7	6.3

 DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

        The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated April 2, 2018 (the "Indenture"), between us and U.S. Bank National Association, as trustee (such trustee or any successor trustee, the "Trustee"). The Indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA"), as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA.

        Debt securities may be our unsubordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our unsubordinated, unsecured obligations and will rank equally with all of our other unsubordinated, unsecured indebtedness.

        You should read the particular terms of the debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.

General

        We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

  •
  the title of the debt securities of the series;

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  the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;

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  any limit (if any) on the aggregate principal amount of that series of debt securities;

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  whether such securities rank as unsubordinated debt securities or subordinated debt securities;

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  the form and terms of any guarantee of the debt securities of the series;

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  the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;

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  if the debt securities of the series will be secured by any collateral and, if so, the terms and provisions of such collateral security, pledge or other agreements;

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  the date or dates on which we will pay the principal of the debt securities of the series;

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  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

  •
  the manner in which the amounts of payment of principal of or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

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  if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer, mail or other means;

  •
  if applicable, the period or periods within which, price or prices at which and the terms and conditions upon which, we may, at our option, redeem debt securities of the series;

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  the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

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  the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;

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  the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

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  whether the debt securities of the series are to be issuable, in whole or in part, in bearer form ("bearer debt securities");

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  whether any fully registered debt securities of the series will be issued in temporary or permanent global form ("global debt securities") and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company ("DTC");

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

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  the trustee for the debt securities, if other than the Trustee;

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  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;

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  any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;

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  any events of default, if not otherwise described below under "—Events of Default" and any change to the right of the holders to declare the principal of any debt securities due and payable;

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  if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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  if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;

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  any listing of the debt securities on any securities exchange;

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  any additions, deletions or changes to the defeasance or the satisfaction and discharge provisions set forth herein;

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  if and under what circumstances we will pay additional amounts ("Additional Amounts") on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

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  additions or deletions to or changes in the provisions relating to modification of the Indenture set forth herein; and

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  any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

        As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement.

        If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

        The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under "—Limitations on Mergers and Sales of Assets," there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

        Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $2,000 or any integral multiples of $1,000 in excess thereof.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

        Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or

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  register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

Book-entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg"), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

        DTC has advised us that it is:

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

        Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

        In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of DTC's direct and indirect participants and not of DTC, us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

        DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:

  •
  DTC (i) notifies us that it is unwilling or unable to continue as depositary for the global debt securities or (ii) has ceased to be a Clearing Agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days;

  •
  we, at our option, deliver to the Trustee an officers' certificate stating that the global debt securities shall be so exchangeable; or

  •
  an event of default with respect to the securities represented by the global debt securities has occurred and is continuing and DTC notifies the Trustee of its decision to exchange the global securities for certificates representing ownership interests in the debt securities represented by such global securities, we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. A beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchanged for certificated securities issued in authorized denominations in registered form for the same aggregate amount. The certificated securities will be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

        Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the "U.S. Depositaries").

        Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

        Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations ("Euroclear Participants") and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

        Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

        The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

        The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, which may be mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for our common shares or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Limitations on Mergers and Sales of Assets

        Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that we will not, directly or indirectly: (a) consolidate or merge with or into another person (whether or not we are the surviving person) or (b) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets owned by us and our subsidiaries taken as a whole, in one or more related transactions, to another person, unless:

  •
  we shall be the continuing entity, or the resulting, surviving or transferee person shall be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction, and such successor person (if not us) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the debt securities and the Indenture (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the Indenture);

  •
  immediately after such transaction, no event of default under the Indenture, and no event which, after notice or passage of time or both would become an event of default under the Indenture, exists; and

  •
  we shall deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent therein provided relating to such transaction have been complied with.

        This will not apply to:

  •
  a merger between us and an affiliate solely for the purpose of reincorporating us in another jurisdiction; or

  •
  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among us and our subsidiaries.

In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of ours under the Indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the Indenture and the debt securities issued under that indenture.

Limitations on Liens

        Unless otherwise specified in the applicable prospectus supplement with respect to a particular series of debt securities, the Indenture will provide that we will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that the debt securities of such series (together with, if we shall so determine, any other indebtedness or obligations of Dollar Tree or any Subsidiary ranking equally with the debt securities of such series and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness (1) secured by a pledge of, lien on or security interest in any shares of Voting Stock of any entity at the time it becomes a Significant Subsidiary, (2) of a Subsidiary owed to us or indebtedness of a Subsidiary owed to another Subsidiary, (3) in an amount that, together with all other indebtedness of us and our Subsidiaries similarly secured by liens on shares of Voting Stock pursuant to this clause (3), does not exceed 15% of Consolidated Net Tangible Assets at the time such indebtedness is incurred, issued, assumed or guaranteed and (4) incurred for the sole purpose of extending, renewing, replacing or refinancing indebtedness secured by any lien referred to in the foregoing clauses (1) to (3); provided, however, that the principal amount of indebtedness secured by that lien shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal, replacement or refinancing, plus any amounts necessary to pay any fees and expenses, including premiums relating to such extension, renewal, replacement or refinancing.

Reports

        Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that we will:

  •
  make available to the Trustee and the holders of debt securities of any series copies of the annual reports and of the information, documents and other reports which Dollar Tree may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that for this purpose the filing with the SEC of such reports, information and documents shall be sufficient; or

  •
  if Dollar Tree is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, make available to the Trustee and the holders of the debt securities of any series (including, without limitation, by means of a public or private website) substantially similar periodic information (excluding exhibits) which would be required to be included in periodic reports on Forms 10-K, 10-Q and 8-K (or any successor form or forms) under the Exchange Act within the time periods set forth in the applicable SEC rules and regulations as if we were a non-accelerated filer as defined in such applicable SEC rules and regulations; provided that in each case such information may be subject to exclusions if Dollar Tree in good faith determines that such excluded information would not be material to the interests of the holders of the debt securities of such series (it being understood that the information required by Rule 3-10 of Regulation S-X and Section 13(r) of the Exchange Act is not material).

        In the event that any direct or indirect parent company of Dollar Tree becomes a guarantor of the debt securities, the indenture will permit Dollar Tree to satisfy its obligations in this covenant with respect to financial information relating to Dollar Tree by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Dollar Tree and its Subsidiaries on a standalone basis, on the other hand.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:

  (1)
  default in payment of any interest on, or any Additional Amounts payable in respect of, any of the debt securities of a series when due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of a series when due;

  (3)
  default, for 90 days after receipt of written notice given by the Trustee or the holders of not less than 25% in principal amount of the debt securities of a series, in the performance or breach of any covenant in the Indenture for the benefit of the holders of the debt securities of such series (other than a default referred to in clauses (1) and (2) above and other than a covenant which has been included in the Indenture solely for the benefit of a series of debt securities other than such series);

  (4)
  default after the expiration of the grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than non-recourse debt) of ours or of any of our Significant Subsidiaries for borrowed money or the payment of which is guaranteed by us or any Significant Subsidiary if the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $150.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of such series;

  (5)
  failure by us or any Significant Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $150.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

  (6)
  specified events of bankruptcy or insolvency with respect to us.

        No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

        The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under "—Limitations on Mergers and Sales of Assets" and certain other provisions of the Indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The Indenture also provides that holders of not less than a majority in aggregate of principal amount of the then outstanding debt securities of any series may waive an existing default or event of default with respect to the debt securities of such series, except a default in payment of principal of, or premium, if any, or interest, if any, or Additional Amounts, if any, or sinking fund payments, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. As used in this paragraph, the term "default" means any event which is, or after notice or passage of time or both would become, an event of default with respect to the debt securities of any series.

        In the event of any event of default specified in clause (4) above, such event of default and all consequences thereof (excluding any resulting payment default, other than as result of acceleration of the debt securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the debt securities, if within 20 days after such event of default arose: (1) the indebtedness or guarantee that is the basis for such event of default has been discharged; or (2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such event of default; or (3) the default that is the basis for such event of default has been cured.

        The Indenture provides that if an event of default (other than an event of default specified in clause (6) above) occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of more than 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The Indenture provides that if an event of default specified in clause (6) above occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.

        Subject to the provisions of the TIA requiring the Trustee, during the continuance of an event of default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to that series. The Indenture requires our annual filing with the Trustee of a certificate which states whether or not we are in default under the terms of the Indenture. If an event of default occurs and is continuing, any sums held or received by the Trustee under the Indenture may be applied to reimburse the Trustee for its reasonable compensation and expenses incurred prior to any payments to holders of debt securities of such series.

        No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

  •
  the holder gives written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;

  •
  the holders of more than 25% in aggregate principal amount of the outstanding debt securities of such series make a written request to the Trustee to institute proceedings in respect of such event of default;

  •
  the holder or holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;

  •
  the Trustee for 90 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and

  •
  no direction inconsistent with such written request is given to the Trustee during such 90-day period by the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series.

        Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

        From time to time, we and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the Indenture. However, unless otherwise specified in the applicable prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:

  •
  change the amount of debt securities of any series issued under the Indenture whose holders must consent to any amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities issued under the Indenture;

  •
  reduce the principal or change the stated maturity of the principal of, or postpone the date fixed for, the payment of any sinking fund or analogous obligations with respect to any debt securities issued under the Indenture;

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

  •
  waive any default or event of default in the payment of the principal of or interest, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding series of such debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  change any place where or the currency in which debt securities are payable;

  •
  make any changes to the provisions of the Indenture relating to waivers of past defaults, rights of holders of debt securities to receive payment or limitations on amendments to the Indenture without the consent of all holders; or

  •
  waive any redemption payment with respect to a debt security of such series;

without in each case obtaining the consent of the holder of each outstanding debt security issued under the Indenture affected by the modification or amendment.

        From time to time, we and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, may modify, amend, supplement or waive compliance with any provisions of the Indenture, among other things:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to evidence the succession of another person to us under the Indenture and the assumption by that successor of our obligations contained in the Indenture and in the debt securities;

  •
  to add any additional events of default with respect to all or any series of debt securities;

  •
  to secure the debt securities of any series pursuant to the requirements of any covenant on liens in respect of such series or otherwise;

  •
  to change or eliminate any provision of the Indenture, or to add any new provisions to the Indenture, provided that any such change, elimination or addition (A) shall (i) not apply to any debt securities outstanding on the date of such supplemental indenture or (ii) modify the rights of the holder of any debt security with respect to such provision in effect prior to the date of such supplemental indenture or (B) shall become effective only when no debt security of such series remains outstanding;

  •
  to make any change that would provide additional rights or benefits to holders of the debt securities of such series or that does not adversely affect the holders' rights under the Indenture in any material respect;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

  •
  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

  •
  to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series or to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the Indenture by more than one trustee;

  •
  to add additional guarantors or obligors under the Indenture; or

  •
  to conform any provision of the Indenture or any debt securities or security documents to the description thereof reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or security documents.

        We may, but are not obligated to, set a record date for the purpose of determining the identity of holders of the debt securities entitled to consent to any supplement, amendment or waiver permitted by the Indenture or for purposes of determining the holders of the debt securities entitled to join in the giving or making of any notice of default, any declaration of acceleration, any request to institute proceedings or any other similar direction.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise provided in the applicable prospectus supplement, upon our direction, the Indenture shall cease to be of further effect with respect to any series of debt securities issued under the Indenture specified by us, subject to the survival of specified provisions of the Indenture (including the obligation to pay Additional Amounts, if any, and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when

  •
  either:

  •
  all of the debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

  •
  all of the debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption and we have irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the holders of such debt securities, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  •
  no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

  •
  we have paid or caused to be paid all sums payable by us under the Indenture; and

  •
  we have delivered irrevocable instructions to the Trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

        Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities and at any time to have our obligations discharged with respect to the outstanding debt securities of such series ("Legal Defeasance"). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities of such series, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series, except as to:

  (a)
  rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of and interest, if any, on the debt securities of such series when such payments are due solely out of the trust funds referred to below;

  (b)
  our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series, and the maintenance of an office or agency for payment and money for security payments held in trust;

  (c)
  the rights, powers, trusts, duties and immunities of the Trustee for such debt securities of such series under the Indenture, and our obligations in connection therewith; and

  (d)
  the Legal Defeasance provisions of the Indenture.

        In addition, we may, at our option and at any time, elect to have our obligations released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events of default (not including those described in clause (6) under the heading "Events of Default" above) will no longer constitute an event of default with respect to the debt securities of such series. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (a)
  we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the debt securities of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the debt securities of such series;

  (b)
  in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel confirming that:

  i.
  we have received from, or there has been published by, the Internal Revenue Service a ruling; or

    ii.
    since the date of the issuance of the debt securities of such series, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (c)
  in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (d)
  no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

  (e)
  we shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors; and

  (f)
  we shall have delivered to the Trustee an officers' certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers' certificate, clauses (a) through (e) and, in the case of the opinion of counsel, clauses (b) and/or (c) of this paragraph have been complied with.

Governing Law

        The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        We will identify the trustee (if other than the Trustee) with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The TIA limits the rights of a trustee, if the trustee becomes a creditor of ours, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.

        The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.

        If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of debt securities only after those holders have offered the Trustee indemnity satisfactory to it.

Certain Definitions

        "Capital Stock" means:

  (a)
  in the case of a corporation, corporate stock;

  (b)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (c)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (d)
  any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Consolidated Net Tangible Assets" means Dollar Tree's total assets, less net goodwill and other intangible assets, less total current liabilities, all as described on Dollar Tree's and its consolidated Subsidiaries' most recent balance sheet and calculated based on positions as reported in Dollar Tree's consolidated financial statements in accordance with U.S. generally accepted accounting principles and after giving pro forma effect to any acquisitions or dispositions which occur after such balance sheet date.

        "Significant Subsidiary" means a Subsidiary (treated for purposes of this definition on a consolidated basis together with its Subsidiaries) which meets any of the following conditions:

  •
  our and our other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year;

  •
  our and our other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

  •
  our and our other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10% of such income of ours and our Subsidiaries consolidated for the most recently completed fiscal year.

        "Subsidiary" of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

        "Voting Stock" means Capital Stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors; provided that, for the purpose of such definition, Capital Stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered Voting Stock whether or not such event shall have occurred.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Debt Securities

        We may sell the debt securities from time to time in their initial offering as follows:

  •
  through agents;

  •
  to dealers or underwriters for resale;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        In some cases, we, or dealers acting with us or on our behalf, may also purchase debt securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our debt securities through any of these methods or other methods described in the applicable prospectus supplement.

        The debt securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        We may solicit offers to purchase debt securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase debt securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of debt securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act").

        From time to time, we may sell debt securities to one or more dealers acting as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those debt securities to the public.

        We may sell debt securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell debt securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of debt securities.

        We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase debt securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

        In connection with an offering, the underwriters may purchase and sell debt securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the debt securities. As a result, the price of the debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries in the ordinary course of business.

Matters Relating to Initial Offering and Market-Making Resales

        Each series of debt securities will be a new issue, and there will be no established trading market for any debt security prior to its original issue date. We may choose not to list any particular series of debt securities on a securities exchange or quotation system. Any underwriters to whom we sell debt securities for public offering may make a market in those debt securities. However, none of them is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the debt securities.

        Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the debt securities will be required to be paid in immediately available funds in New York City.

        In this prospectus, an offering of securities refers to the initial offering of the securities made in connection with their original issuance, and does not refer to any subsequent resales of securities in market-making transactions.

 VALIDITY OF OFFERED SECURITIES

        Unless otherwise specified in any prospectus supplement, the validity of any offered debt securities will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz, New York, New York, in respect of the laws of the State of New York. In rendering its opinion, Wachtell, Lipton, Rosen & Katz will rely upon the opinion of Williams Mullen as to all matters governed by the laws of the Commonwealth of Virginia.

EXPERTS

        The consolidated financial statements of Dollar Tree, Inc. as of February 3, 2018 and January 28, 2017 and for each of the years in the three year period ended February 3, 2018 and management's assessment of the effectiveness of internal control over financial reporting as of February 3, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$4,000,000,000

DOLLAR TREE, INC.

$750,000,000 Senior Floating Rate Notes due 2020
$1,000,000,000 3.700% Senior Notes due 2023
$1,000,000,000 4.000% Senior Notes due 2025
$1,250,000,000 4.200% Senior Notes due 2028

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

RBC Capital Markets	Fifth Third Securities	US Bancorp

Senior Co-Managers

PNC Capital Markets LLC	SunTrust Robinson Humphrey

Co-Managers

Citizens Capital Markets	HSBC	Regions Securities LLC	TD Securities